EXECUTION

BEAR STEARNS ASSET BACKED SECURITIES I LLC,

Depositor

SUNTRUST MORTGAGE, INC.,

Sponsor, Seller and Servicer

WELLS FARGO BANK, N.A.,

Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION,

Trustee

____________________

POOLING AND SERVICING AGREEMENT

Dated as of May 1, 2006

________________________________________

SUNTRUST ALTERNATIVE LOAN TRUST 2006-1F

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1F

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.01

Defined Terms

6

ARTICLE II
CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Trust Fund

44

Section 2.02

Acceptance of the Mortgage Loans

46

Section 2.03

Representations, Warranties and Covenants of the Servicer, the Master Servicer

and the Sponsor

48

Section 2.04

Representations and Warranties of the Depositor

54

Section 2.05

Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases

55

Section 2.06

Countersignature and Delivery of Certificates

56

Section 2.07

Purposes and Powers of the Trust

56

ARTICLE III
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS BY THE SERVICER

Section 3.01

The Servicer

57

Section 3.02

Due-on-Sale Clauses; Assumption Agreements

58

Section 3.03

Subservicers

59

Section 3.04

Documents, Records and Funds in Possession of Servicer To Be Held for Trustee

59

Section 3.05

Maintenance of Hazard Insurance

60

Section 3.06

Presentment of Claims and Collection of Proceeds

61

Section 3.07

Maintenance of the Primary Mortgage Insurance Policies

61

Section 3.08

Fidelity Bond, Errors and Omissions Insurance

62

Section 3.09

Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation

Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans

62

Section 3.10

Servicing Compensation

65

Section 3.11

REO Property

65

Section 3.12

Liquidation Reports

65

Section 3.13

Books and Records

66

ARTICLE IV
ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01

Master Servicer

66

Section 4.02

REMIC-Related Covenants

67

Section 4.03

Monitoring of Servicer

67

Section 4.04

Fidelity Bond

69

Section 4.05

Power to Act; Procedures

69

Section 4.06

Due-on-Sale Clauses; Assumption Agreements

70

Section 4.07

Release of Mortgage Files

70

Section 4.08

Documents, Records and Funds in Possession of Master Servicer and Servicer To Be

Held for Trustee

71

Section 4.09

Standard Hazard Insurance and Flood Insurance Policies

71

Section 4.10

Presentment of Claims and Collection of Proceeds

72

Section 4.11

Maintenance of the Primary Mortgage Insurance Policies

72

Section 4.12

Trustee to Retain Possession of Certain Insurance Policies and Documents

73

Section 4.13

Realization Upon Defaulted Mortgage Loans

73

Section 4.14

Compensation for the Master Servicer

73

Section 4.15

REO Property

73

Section 4.16

Annual Statement as to Compliance

74

Section 4.17

Assessments of Compliance and Attestation Reports

75

Section 4.18

Reports Filed with Securities and Exchange Commission

77

Section 4.19

Intention of the Parties and Interpretation

85

Section 4.20

Reserved

85

Section 4.21

Reserved

86

Section 4.22

Special Servicing

86

ARTICLE V
ACCOUNTS

Section 5.01

Collection of Mortgage Loan Payments; Protected Account

86

Section 5.02

Permitted Withdrawals From the Protected Account

88

Section 5.03

Reports to Master Servicer

90

Section 5.04

Collection of Taxes; Assessments and Similar Items; Escrow Accounts

91

Section 5.05

Servicer Protected Accounts

92

Section 5.06

[Reserved]

93

Section 5.07

[Reserved]

93

Section 5.08

Distribution Account

93

Section 5.09

Permitted Withdrawals and Transfers from the Distribution Account

94

ARTICLE VI
DISTRIBUTIONS AND ADVANCES

Section 6.01

Monthly Advances

96

Section 6.02

Compensating Interest Payments

97

Section 6.03

REMIC Distributions

98

Section 6.04

Distributions

98

Section 6.05

Allocation of Realized Losses

103

Section 6.06

Monthly Statements to Certificateholders

104

ARTICLE VII
THE CERTIFICATES

Section 7.01

The Certificates

107

Section 7.02

Certificate Register; Registration of Transfer and Exchange of Certificates

108

Section 7.03

Mutilated, Destroyed, Lost or Stolen Certificates

115

Section 7.04

Persons Deemed Owners

115

Section 7.05

Access to List of Certificateholders’ Names and Addresses

115

Section 7.06

Book-Entry Certificates

115

Section 7.07

Notices to Depository

117

Section 7.08

Definitive Certificates

117

Section 7.09

Maintenance of Office or Agency

118

ARTICLE VIII
THE SERVICER AND THE MASTER SERVICER

Section 8.01

Liabilities of the Depositor, the Servicer, the Sponsor and the Master Servicer

118

Section 8.02

Merger or Consolidation of the Depositor, the Servicer or the Master Servicer

118

Section 8.03

Indemnification

118

Section 8.04

Limitations on Liability of the Depositor, the Servicer, the Sponsor, the

Master Servicer and Others

120

Section 8.05

Master Servicer and Servicer Not to Resign

122

Section 8.06

Successor Master Servicer

123

Section 8.07

Sale and Assignment of Master Servicing

123

ARTICLE IX
DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF THE SERVICER

Section 9.01

Events of Default

123

Section 9.02

Trustee to Act; Appointment of Successor

125

Section 9.03

Notification to Certificateholders and Rating Agencies

127

Section 9.04

Waiver of Defaults

127

Section 9.05

Servicer Default

127

Section 9.06

Waiver of Servicer Defaults

129

ARTICLE X
CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 10.02

Certain Matters Affecting the Trustee and the Securities Administrator

131

Section 10.03

Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans

133

Section 10.04

Trustee and Securities Administrator May Own Certificates

133

Section 10.05

Trustee’s and Securities Administrator’s Fees and Expenses

134

Section 10.06

Eligibility Requirements for Trustee and Securities Administrator

134

Section 10.07

Insurance

135

Section 10.08

Resignation and Removal of Trustee and Securities Administrator

135

Section 10.09

Successor Trustee or Securities Administrator

136

Section 10.10

Merger or Consolidation of Trustee or Securities Administrator

136

Section 10.11

Appointment of Co-Trustee or Separate Trustee

137

Section 10.12

Tax Matters

138

ARTICLE XI
TERMINATION

Section 11.01

Termination upon Liquidation or Repurchase of all Mortgage Loans

141

Section 11.02

Final Distribution on the Certificates

141

Section 11.03

Additional Termination Requirements

143

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.01

Amendment

144

Section 12.02

Recordation of Agreement; Counterparts

145

Section 12.03

Governing Law

145

Section 12.04

Intention of Parties

146

Section 12.05

Notices

146

Section 12.06

Severability of Provisions

147

Section 12.07

Assignment

147

Section 12.08

Limitation on Rights of Certificateholders

147

Section 12.09

Inspection and Audit Rights

148

Section 12.10

Certificates Nonassessable and Fully Paid

148

Exhibits

Exhibit A-1

Form of Class [A] [X] [PO] Certificates

Exhibit A-2

Form of Class B Certificates

Exhibit A-3

Form of Class A-R Certificates

Exhibit B

Mortgage Loan Schedule

Exhibit C

Form of Transfer Affidavit

Exhibit D

Form of Transferor Certificate

Exhibit E

Form of Investment Letter (Non-Rule 144A)

Exhibit F

Form of Rule 144A Investment Letter

Exhibit G

Form of Request for Release

Exhibit H

DTC Letter of Representations

Exhibit I

Schedule of Mortgage Loans with Lost Notes

Exhibit J

Form of Custodial Agreement

Exhibit K

Form of Mortgage Loan Purchase Agreement

Exhibit L

Form of Servicer Certification

Exhibit M

[Reserved]

Exhibit N

Servicing Criteria to Be Addressed in Assessment of Compliance

Exhibit O

Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

Exhibit P

Additional Disclosure Notification

Exhibit Q

Monthly Reporting Forms

POOLING AND SERVICING AGREEMENT, dated as of May 1, 2006, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), SUNTRUST MORTGAGE, INC., a Virginia corporation, as seller (in such capacity, the “Seller” or the “Sponsor”), and as servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

As provided herein, the Securities Administrator shall elect that the Trust Fund (exclusive of any Prepayment Charge Waiver Amounts) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a “REMIC” or, in the alternative, REMIC I, REMIC II, and REMIC III (the “Upper Tier REMIC”), respectively).  Each Certificate, other than the Class A-R Certificate, represents ownership of a regular interest in REMIC III for purposes of the REMIC Provisions.  The Class A-R Certificate represents ownership of the sole class of residual interest in each REMIC created hereby for purposes of the REMIC Provisions.

REMIC III shall hold as its assets the several Classes of uncertificated Lower Tier Interests in REMIC II, other than the Class R-2 Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC II for purposes of the REMIC Provisions.  REMIC II shall hold as its assets the several Classes of uncertificated Lower Tier Interests in REMIC I, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC I.  REMIC I shall hold as its assets the property of the Trust Fund other the Lower Tier Interests in REMIC I and REMIC II, and any Prepayment Charge Waiver Amounts.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

REMIC I:

REMIC I shall issue the several classes of uncertificated REMIC I Interests set out below.  Each such REMIC I Interest, other than the Class R-1 Interest, is hereby designated as a regular interest in REMIC I.  The following table specifies the Class designation, interest rate, and principal amount for each Class of REMIC I Interests:

REMIC I Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Subgroup
LT-I-GSA	6.00%	(1)	I
LT-I-Subgroup	6.00%	(2)	I
LT-II-GSA	6.50%	(1)	II
LT-II-Subgroup	6.50%	(2)	II
LT-III-GSA	7.50%	(1)	III
LT-III-Subgroup	7.50%	(2)	III
LT-X	(3)	(3)	NA
LT-PO	0.00%	$1,560,764	NA
R-1	(4)	(4)	(4)

(1)

This interest shall have an initial class principal amount equal to one percent of the Group Subordinate Amount of its Corresponding Subgroup.

(2)

This interest shall have an initial class principal amount equal to the excess of (i) the aggregate initial principal amount of its Corresponding Subgroup over (ii) the sum of (a) the initial class principal amount of the interest bearing the designation “GSA” which corresponds to the same Subgroup and (b) the portion of the LT-PO initial class principal amount attributable to the Discount Mortgage Loans in such Subgroup.

(3)

The Class LT-X Interest does not have a principal balance and is entitled to receive on each Distribution Date a specified portion of the interest payable on the Mortgage Loans with a Net Mortgage Rate greater than 7.50% as of the Cut-off Date (the “Premium Loans”).  Specifically, for each Due Period, the Class LT-X Interest is entitled to interest accruals on Premium Loans at a per annum rate determined for each Subgroup equal to the excess of (i) the weighted average of the Net Mortgage Rates of such loans over (ii) 7.50%.

(4)

The Class R-1 Interest does not have a principal balance and does not bear interest.

On each Distribution Date, the Pool Distribution Amount distributable as interest shall be distributed as interest with respect to the REMIC I Interests based on the interest rates described above.  On each Distribution Date, Excess Losses sustained with respect to any Subgroup are to be allocated among the Classes of REMIC I Interests related to such Subgroup based on the relative amounts of interest otherwise accrued for the related Accrual Period on each such REMIC I Interest.

On each Distribution Date, the Pool Distribution Amount distributable as principal shall be distributed as principal on REMIC I Interests as follows:

(1)

First, to the Class LT-PO Interests until its balance equals that of the Class PO Certificate immediately after the Distribution Date;

(2)

Second, from the remaining Pool Distribution Amount for Subgroup I, to the Class LT-I-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Subgroup I after such Distribution Date;

(3)

Third, from the remaining Pool Distribution Amount for Subgroup II, to the Class LT-II-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Subgroup II after such Distribution Date;

(4)

Fourth, from the remaining Pool Distribution Amount for Subgroup III, to the Class LT-III-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Subgroup III after such Distribution Date;

(5)

Fifth, to the Class LT-I-GSA, Class LT-II-GSA, and Class LT-III-GSA Interests, from the remaining Pool Distribution Amount for Subgroup I, Subgroup II, and Subgroup III, the minimum amount necessary to cause the ratio of the principal balance of each such REMIC I Interest to the principal balance of the sum of the other two such REMIC I Interest to equal the ratio of the Group Subordinate Amount related to such REMIC I Interest to the sum of the Group Subordinate Amounts related to the other two such REMIC I Interests immediately after such Distribution Date;

(6)   Finally, from the remaining Pool Distribution Amount from each of the Mortgage Subgroups, concurrently, as follows –

(a)

To the Class LT-I-Subgroup until the sum of (a) its principal balance and (b) the principal balance of the LT-I-GSA, after taking into account distributions made pursuant to priorities (2) and (5) above, equals the Scheduled Principal Balance of the Mortgage Loans in Subgroup I as of the last day of the related Due Period minus the portion of the LT-PO class principal amount attributable to the Discount Loans in such Subgroup;

(b)

To the Class LT-II-Subgroup until the sum of (a) its principal balance and (b) the principal balance of the LT-II-GSA, after taking into account distributions made pursuant to priorities (3) and (5) above, equals the Scheduled Principal Balance of the Mortgage Loans in Subgroup II as of the last day of the related Due Period minus the portion of the LT-PO class principal amount attributable to the Discount Loans in such Subgroup; and

(c)

To the Class LT-III-Subgroup until the sum of (a) its principal balance and (b) the principal balance of the LT-III-GSA, after taking into account distributions made pursuant to priorities (4) and (5) above, equals the Scheduled Principal Balance of the Mortgage Loans in Subgroup III as of the last day of the related Due Period minus the portion of the LT-PO class principal amount attributable to the Discount Loans in such Subgroup;

For each Distribution Date, Realized Losses, other than Excess Losses, shall be allocated among the REMIC I Interests in the same manner that principal is allocated among the REMIC I Interests.

REMIC II:

REMIC II shall issue the several classes of uncertificated REMIC II Interests set out below.  Each such REMIC II Interest, other than the Class R-2 Interest, is hereby designated as a regular interest in REMIC II.  The following table specifies the Class designation, interest rate, and principal amount for each Class of REMIC II Interests:

REMIC II Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
LT2-I-A1	6.00%	(3)	Class I-A-1
LT2-I-A2	6.00%	(3)	Class I-A-2
LT2-I-A3	6.00%	(3)	Class I-A-3
LT2-I-A4	6.00%	(3)	Class I-A-4
LT2-II-A	6.50%	(3)	Class II-A
LT2-III-A	7.50%	(3)	Class III-A, III-S
LT2-PO	0.00%	(3)	Class PO
LT2-X	(1)	(1)	Class X
LT2-AR	6.00%	$ 100.00	Class A-R
LT2-B1	(2)	(3)	Class B-1
LT2-B2	(2)	(3)	Class B-2
LT2-B3	(2)	(3)	Class B-3
LT2-B4	(2)	(3)	Class B-4
LT2-B5	(2)	(3)	Class B-5
LT2-B6	(2)	(3)	Class B-6
R-2	(4)	(4)	(4)

(1)

The Class LT2-X Interest shall be entitled to receive all distributions on the Class LT-X Interest in REMIC I.

(2)

The interest rate with respect to any Distribution Date (and the related Due Period) for these interests shall be a per annum rate equal to the weighted average of the Class LT-I-GSA, Class LT-II-GSA, and Class LT-III-GSA Interests, weighted on the basis of the respective class principal amounts of each such REMIC I Interest.

(3)

This interest shall have an initial class principal amount equal to the initial class principal amount of its Corresponding Class of Certificates, other than any Interest-Only Certificates..

(4)

The Class R-2 Interest does not have a principal balance and does not bear interest.

On each Distribution Date, the Pool Distribution Amount distributable as interest with respect to the Lower-Tier Interests in REMIC I shall be distributed as interest with respect to the REMIC II Interests based on the interest rates described above.  On each Distribution Date, Excess Losses sustained with respect to any Subgroup are to be allocated among the Classes of REMIC II Interests related to such Subgroup based on the relative amounts of interest otherwise accrued for the related Due Period on each such REMIC II Interest.

On each Distribution Date, the Pool Distribution Amount distributable as principal with respect to the Lower-Tier Interests in REMIC I shall be distributed as principal on REMIC II Interests (other than the Class LT-X Interest) until the principal balance of such REMIC II Interest equals the Certificate Principal Balance of the Corresponding Class of Certificates (other than the Interest Only Certificates) immediately after such Distribution Date.

For each Distribution Date, Realized Losses, other than Excess Losses, shall be allocated among the REMIC II Interests in the same manner that principal is allocated among the REMIC II Interests.

REMIC III:

The following table irrevocably sets forth the Class designation, Pass-Through Rate, Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates that represents one or more of the Regular Interests in REMIC III created hereunder and the Class A-R Certificates.

Class Designation	Initial Certificate or Uncertificated Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class I-A-1	$ 17,065,000.00	Class I-A-1 Pass-Through Rate	April 25, 2039
Class I-A-2	$ 36,900,000.00	Class I-A-2 Pass-Through Rate	April 25, 2039
Class I-A-3	$ 34,691,600.00	Class I-A-3 Pass-Through Rate	April 25, 2039
Class I-A-4	$ 7,313,300.00	Class I-A-4 Pass-Through Rate	April 25, 2039
Class II-A	$232,991,100.00	Class II-A Pass-Through Rate	April 25, 2039
Class III-A	$123,989,100.00	Class III-A Pass-Through Rate	April 25, 2039
Class III-S	(3)	Class III-S Pass-Through Rate	April 25, 2039
Class PO	$ 1,560,764.00	N/A(2)	April 25, 2039
Class X	(3)	Class X Pass-Through Rate	April 25, 2039
Class A-R	$ 100.00	N/A(2)	April 25, 2039
Class B-1	$ 13,750,200.00	Class B-1 Pass-Through Rate	April 25, 2039
Class B-2	$ 10,501,200.00	Class B-2 Pass-Through Rate	April 25, 2039
Class B-3	$ 8,000,200.00	Class B-3 Pass-Through Rate	April 25, 2039
Class B-4	$ 6,749,100.00	Class B-4 Pass-Through Rate	April 25, 2039
Class B-5	$ 3,251,100.00	Class B-5 Pass-Through Rate	April 25, 2039
Class B-6	$ 3,250,899.00	Class B-6 Pass-Through Rate	April 25, 2039

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the 36th month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each of the Certificates that represents one or more regular interests in REMIC III.

(2)

The Class PO and Class A-R Certificates are not entitled to distributions in respect of interest.

(3)

The Class III-S Certificates and the Class X Certificates do not have a Certificate Principal Balance. The Class III-S Certificates have an initial Notional Amount equal to $123,989,100 and for any subsequent Distribution Date, the Class III-S Certificates will have a Notional Amount equal to the Class Certificate Principal Balance of the Class III-A Certificates immediately preceding such Distribution Date.  The Class X Certificates have an initial Notional Amount equal to  $16,891,120 and for any subsequent Distribution Date, the Class X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans with a Net Mortgage Rate greater than or equal to 7.500% per annum as of the Cut-off Date.

The Trust Fund shall be named, and may be referred to as, the “SunTrust Alternative Loan Trust 2006-1F.” The Certificates issued hereunder may be referred to as “Mortgage Pass-Through Certificates, Series 2006-1F” (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Servicer and the Trustee agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01

Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to the Servicer).

Accepted Servicing Practices: With respect to each Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans.

Account: The Distribution Account and any Protected Account.

Accrued Certificate Interest:  With respect to the Certificates (other than the Class PO Certificates) of any Class on any Distribution Date, an amount equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such Certificate immediately prior to such Distribution Date, less (1) in the case of a Senior Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the Mortgage Loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the related Mortgage Loans resulting from the application of the Relief Act or similar state law and (c) after the Credit Support Depletion Date the interest portion of any Realized Losses on the related Mortgage Loans and (2) in the case of a Subordinate Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the related Mortgage Loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the related Mortgage Loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the related Mortgage Loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act or similar state law will be allocated, pro rata among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Certificate Principal Balance or Notional Amount of such Certificate has been reduced to zero.

Additional Disclosure:  As defined in Section 4.18(a)(iv).

Additional Form 10-K Disclosure:  As defined in Section 4.18(a)(iii)(A).

Additional Master Servicing Compensation: The meaning specified in Section 4.14.

Adjustment Amount:  For each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Seller and approved by the Rating Agencies, which amount shall not be less than $500,000, and reported to the Securities Administrator, and (B) the greatest of (x) 1.0% of the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) three times the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (z) the highest percentage of Mortgage Loans by Scheduled Principal Balance secured by Mortgaged Properties in any California zip code.

Advance: A Monthly Advance or a Servicing Advance.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Allocable Share: With respect to any Class of Subordinate Certificates on any Distribution Date will generally equal such Class’s pro rata share (based on the Certificate Principal Balance of each Class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each Subgroup; provided, that except as described in the succeeding sentence, no Class of Subordinate Certificates (other than the Class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. If on any Distribution Date the Certificate Principal Balance of any class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount, to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical class designations.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Servicer’s Protected Accounts at the close of business on the immediately preceding Determination Date on account of (i) all Monthly Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

Annual Statement of Compliance:  As defined in Section 4.16.

Applied Realized Loss Amount: With respect to any Class of Subordinate Certificates and as to any Distribution Date, the Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of that Class of Certificates pursuant to Section 6.05 of this Agreement, which have not previously been reduced by any Subsequent Recoveries applied to such Applied Realized Loss Amount.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assessment of Compliance:  As defined in Section 4.17.

Attesting Party:  As defined in Section 4.17.

Back-up Certification:  As defined in Section 4.18(a)(iii)(D).

Bankruptcy Code: Title 11 of the United States Code.

Bankruptcy Coverage Termination Date: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Credit Support Depletion Date, if earlier).

Bankruptcy Loss Amount: On each Distribution Date, $150,000 subject to reduction as described below, minus the aggregate amount of previous Bankruptcy Losses with respect to the Mortgage Loans.  The Bankruptcy Loss Amount and the related coverage levels may be reduced or modified upon written confirmation (a copy of which shall be provided to the Securities Administrator) from the related Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the Senior Certificates by the related Rating Agencies.

Bankruptcy Loss: Any loss, as reported by the Servicer to the Master Servicer, resulting from a bankruptcy court, in connection with a personal bankruptcy of a Mortgagor, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 7.06). As of the Closing Date, each Class of Certificates (other than the Class A-R Certificates) constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Minneapolis, Minnesota, Columbia, Maryland, Richmond, Virginia or the city in which the Corporate Trust Office of the Trustee or the principal office of the Servicer or the Master Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-3.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: With respect to any Certificates (other than the Interest Only Certificates) as of any Distribution Date will equal such Certificate’s initial principal amount on the Closing Date, as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) the principal portion of all Realized Losses previously allocated to such Certificate (taking into account the applicable Loss Allocation Limit), and (3) solely in the case of a Subordinate Certificate, such Certificate’s pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous Distribution Dates; provided that, the Certificate Principal Balance of any class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related Mortgage Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate.  When used with reference to a Class of Certificates, will equal the aggregate Certificate Principal Balances of all Certificates of such Class.

Certificate Register: The register maintained pursuant to Section 7.02 hereof.

Certification Parties:  As defined in Section 4.18(a)(iii)(D).

Certifying Person:  As defined in Section 4.18(a)(iii)(D).

Class: All Certificates bearing the same Class designation as set forth in Section 7.01 hereof.

Class A Certificate: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A and Class III-A Certificates.

Class A-R Certificate: Any Certificate designated as a “Class A-R Certificate” on the face thereof, in the form set forth in Exhibit A-3 hereto, evidencing the sole Residual Interest in each REMIC.

Class B Certificates: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Class I-A-1 Certificate: Any Certificate designated as a “Class I-A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class I-A-1 Lock Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the Certificate Principal Balance of the Class I-A-1 Certificates immediately prior to that distribution date and (ii) $6,369,000 and the denominator of which is the aggregate Certificate Principal Balance of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates immediately prior to that Distribution Date.

Class I-A-1 Pass-Through Rate:  With respect to any Distribution Date, is a fixed rate equal to 6.000% per annum.

Class I-A-1 Recovered Principal:  With respect to any Distribution Date, the product of (i) the Class I-A-1 Lock Percentage, (ii)  the aggregate of the collections described in clauses “(4)” and “(5)” of the definition of Subgroup Senior Principal Distribution Amount for such Distribution Date (without application of the Subgroup Senior Percentage) and (iii) the Shift Percentage for such Distribution Date.

Class I-A-1 Scheduled Principal:  With respect to any Distribution Date, the product of (i) the Class I-A-1 Lock Percentage multiplied by (ii)  the aggregate of the collections described in clause “(1)” of the definition of Subgroup Senior Principal Distribution Amount for such Distribution Date.

Class I-A-1 Voluntary Principal:  With respect to any Distribution Date, the product of (i) the Class I-A-1 Lock Percentage, (ii)  the aggregate of the collections described in clauses “(2)” and “(3)” of the definition of Subgroup Senior Principal Distribution Amount for such Distribution Date (without application of the Subgroup Senior Percentage) and (iii) the Shift Percentage for such Distribution Date.

Class I-A-2 Certificate: Any Certificate designated as a “Class I-A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class I-A-2 Pass-Through Rate: With regard to any Distribution Date, is a fixed rate equal to 6.000% per annum.

Class I-A-3 Certificate: Any Certificate designated as a “Class I-A-3 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class I-A-3 Pass-Through Rate: With regard to any Distribution Date, is a fixed rate equal to 6.000% per annum.

Class I-A-4 Certificate: Any Certificate designated as a “Class I-A-4 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class I-A-4 Pass-Through Rate: With regard to any Distribution Date, is a fixed rate equal to 6.000% per annum.

Class B-1 Certificate: Any Certificate designated as a “Class B-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class B-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class B-1 Pass-Through Rate: With regard to any Distribution Date, an annual rate equal to the weighted average (based on the Group Subordinate Amount for each Subgroup) of (i) with respect to Subgroup I, 6.000%, (ii) with respect to Subgroup II, 6.500%, and (iii) with respect to Subgroup III, 7.500%.

Class B-2 Certificate: Any Certificate designated as a “Class B-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class B-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class B-2 Pass-Through Rate: With regard to any Distribution Date, an annual rate equal to the weighted average (based on the Group Subordinate Amount for each Subgroup) of (i) with respect to Subgroup I, 6.000%, (ii) with respect to Subgroup II, 6.500%, and (iii) with respect to Subgroup III, 7.500%.

Class B-3 Certificate: Any Certificate designated as a “Class B-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class B-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class B-3 Pass-Through Rate: With regard to any Distribution Date, an annual rate equal to the weighted average (based on the Group Subordinate Amount for each Subgroup) of (i) with respect to Subgroup I, 6.000%, (ii) with respect to Subgroup II, 6.500%, and (iii) with respect to Subgroup III, 7.500%.

Class B-4 Certificate: Any Certificate designated as a “Class B-4 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class B-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class B-4 Pass-Through Rate: With regard to any Distribution Date, an annual rate equal to the weighted average (based on the Group Subordinate Amount for each Subgroup) of (i) with respect to Subgroup I, 6.000%, (ii) with respect to Subgroup II, 6.500%, and (iii) with respect to Subgroup III, 7.500%.

Class B-5 Certificate: Any Certificate designated as a “Class B-5 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class B-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class B-5 Pass-Through Rate: With regard to any Distribution Date, an annual rate equal to the weighted average (based on the Group Subordinate Amount for each Subgroup) of (i) with respect to Subgroup I, 6.000%, (ii) with respect to Subgroup II, 6.500%, and (iii) with respect to Subgroup III, 7.500%.

Class B-6 Certificate: Any Certificate designated as a “Class B-6 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class B-6 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class B-6 Pass-Through Rate: With regard to any Distribution Date, an annual rate equal to the weighted average (based on the Group Subordinate Amount for each Subgroup) of (i) with respect to Subgroup I, 6.000%, (ii) with respect to Subgroup II, 6.500%, and (iii) with respect to Subgroup III, 7.500%.

Class II-A Certificate: Any Certificate designated as a “Class II-A Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class II-A Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 6.500% per annum.

Class III-A Certificate: Any Certificate designated as a “Class III-A Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class III-A Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class III-A Pass-Through Rate: With regard to any Distribution Date, an annual rate of 5.431% for the first Interest Accrual Period, and with respect to each Interest Accrual Period thereafter, at an annual rate equal to one-month LIBOR plus 0.35%, subject to a maximum rate of 7.50% and a minimum rate of 0.35%.

Class III-S Notional Amount:  For any Distribution Date shall be equal to the Class Certificate Principal Balance of the Class III-A Certificates immediately preceding such distribution date. The initial Class III-S Notional Amount is equal to $123,989,100.

Class III-S Certificate: Any Certificate designated as a “Class III-S Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class III-S Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class III-S Pass-Through Rate: With regard to any Distribution Date, an annual rate of 2.069% for the first interest accrual period, and with respect to each interest accrual period thereafter, at an annual rate equal to 7.15% minus one-month LIBOR, subject to a maximum rate of 7.15% and a minimum rate of 0.00%.

Class PO Certificate: Any Certificate designated as a “Class PO Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class PO Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class PO Certificate Cash Shortfall:  As defined in Section 6.04(b)(E).

Class PO Certificate Deferred Amount: As to each Distribution Date through the Credit Support Depletion Date, the aggregate of all amounts allocable on such dates to the Class PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans and the Class PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class PO Certificates, and not distributed on prior Distribution Dates.

Class PO Certificate Principal Distribution Amount: With respect to each Distribution Date, an amount equal to the sum of:

(i)

the related PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)

the related PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(iii)

the related PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan received during the applicable Prepayment Period;

(iv)

the lesser of (a) the related PO Percentage of the sum of (A) all Net Liquidation Proceeds and Subsequent Recoveries allocable to principal on each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the related PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

(v)

the related PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan which was repurchased by the Seller in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan that has been replaced by the Seller with a substitute Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

Class Prepayment Distribution Trigger:  A test, which shall be satisfied for a Class of Subordinate Certificates for a Distribution Date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the related Due Date, equals or exceeds the related Original Fractional Interest.

Class X Certificate: Any Certificate designated as a “Class X Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class X Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

Class X Notional Amount:  With respect to any Distribution Date, an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans with a Net Mortgage Rate greater than 7.500% per annum as of the Cut-off Date.  The initial Class X Notional Amount shall be $16,891,120.00.

Class X Pass-Through Rate: With respect to the Class X Certificates, an annual rate of 0.21794% per annum for the first Interest Accrual Period, and with respect to each Interest Accrual Period thereafter, an annual rate equal to the excess of (a) the weighted average of the Net Mortgage Rates on the Mortgage Loans with Net Mortgage Rates greater than 7.50% per annum as of the Cut-off Date over (b) 7.50% per annum.

Closing Date: May 30, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Servicer: SunTrust.

Compensating Interest: An amount, not to exceed the Compensating Interest Limit, to be deposited in the Distribution Account by the Servicer to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement; provided that in the event the Servicer fails to make such payment, the Master Servicer shall be obligated to do so to the extent provided in Section 6.02(b) hereof.

Compensating Interest Limit:  An amount equal to the product of (a) one-twelfth of 0.125% and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans with respect to such Distribution Date.

Corporate Trust Office: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, Attention: Corporate Trust & Loan Agency/STALT 2006-1F, or at such other address as the Trustee may designate from time to time.  The principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention STALT 2006-1F and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  STALT 2006-1F or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Sponsor, the Master Servicer and the Trustee.

Corresponding Certificate: With respect to each REMIC II Regular Interest, the Certificate with the corresponding designation.

Credit Support Depletion Date: The first Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero (giving effect to all related distributions on such Distribution Date).

Current Report:  The Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

Custodial Agreement: An agreement, dated as of May 1, 2006, among the Depositor, the Sponsor, the Trustee, the Servicer, the Master Servicer and the Custodian in substantially the form of Exhibit J hereto.

Custodian: SunTrust Bank, or any successor custodian appointed pursuant to the provisions hereof and the Custodial Agreement.

Cut-off Date: The close of business on May 1, 2006.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Monthly Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 7.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Principal Balance or initial notional amount of this Certificate”.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Servicer (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit H.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Distressed Mortgage Loan:  As defined in Section 4.22.

Determination Date: With respect to any Distribution Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Discount Mortgage Loan:  With respect to the Class PO Certificates, any Mortgage Loan with a Net Mortgage Rate less than 6.00% per annum as of the Cut-off Date.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 5.08 in the name of the Trustee for the benefit of the Certificateholders and designated “HSBC Bank USA, National Association, in trust for registered Holders of SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F” shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2006.

Distribution Report:  The Asset-Backed Issuer Distribution Report on Form 10-D pursuant to Section 13 or 15(d) of the Exchange Act.

Due Date: As to any Mortgage Loan, the date in each month on which its Monthly Payment is due if such Due Date is the first day of a month and otherwise is deemed to be the first day of the following month.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class B-4, Class B-5, Class B-6 and Residual Certificates, and any Certificates that at the time of transfer do not satisfy the applicable ratings requirement under Prohibited Transaction 2002-41 issued by the U.S. Department of Labor or any successor exemption thereto.

Event of Default: As defined in Section 9.01 hereof.

Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof (i) occurring after the related Bankruptcy Coverage Termination Date or (ii) if on or prior to such date, in excess of the then-applicable Bankruptcy Loss Amount.

Excess Fraud Loss: Any Fraud Loss or portion thereof (i) occurring after the related Fraud Coverage Termination Date with respect thereto or (ii) if on or prior to such date, in excess of the then-applicable Fraud Loss Amount.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Scheduled Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Excess Loss: Any Excess Fraud Loss, Excess Bankruptcy Loss, Excess Special Hazard Loss or Extraordinary Loss.

Excess Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Excess Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

Excess Servicing Fee Rate:  0.250% per annum.

Excess Special Hazard Loss: Any Special Hazard Loss occurring after the related Special Hazard Termination Date.

Exchange Act:  Securities Exchange Act of 1934, as amended.

Exchange Act Reports:  Any reports required to be filed pursuant to Section 4.18 of this Agreement.

Exemption: Prohibited Transaction Exemption 90-30, as amended from time to time.

Extraordinary Loss: Any Realized Loss, as reported by the Servicer to the Master Servicer, resulting from damage to a Mortgaged Property that was occasioned by war, civil insurrection, certain governmental actions or nuclear reaction.

Fannie Mae: Fannie Mae (formally, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor pursuant to or as contemplated by Section 2.03(d)), a determination made by the Servicer pursuant to this Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, based solely on information provided by the Servicer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date:  April 25, 2036, which is the Distribution Date in the month following the month of the latest scheduled maturity date of any of the Mortgage Loans.

Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September to November 30, as applicable.

Fitch:  Fitch, Inc.

Fraud Coverage Termination Date: The Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Credit Support Depletion Date, if earlier).

Fraud Loss:  With respect to any Mortgage Loan, any Realized Loss attributable to fraud in the origination of such Mortgage Loan, as reported by the Servicer to the Master Servicer.

Fraud Loss Amount: Upon the initial issuance of the Certificates and as of any Distribution Date prior to the first anniversary of the Cut-off Date, 3% of the aggregate Scheduled Principal Balances of the Mortgage Loans. As of any Distribution Date after the first and through the second anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2% of the aggregate outstanding principal balance of all Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit since the most recent anniversary of the Cut-off Date. As of any Distribution Date after the second and through the fifth anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate outstanding principal balance of all Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

Freddie Mac: Freddie Mac (formally, The Federal Home Loan Mortgage Corporation), or any successor thereto.

Free Writing Prospectus: The Free Writing Prospectus dated May 23, 2006 relating to the public offering of the Offered Certificates.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

Group Subordinate Amount: With respect to any Distribution Date and any Subgroup, an amount equal to the excess of the related Subgroup Balance (Non-PO Portion) for such Subgroup over the aggregate Certificate Principal Balance of the related Subgroup Certificates immediately prior to such date.

Indemnified Persons: The Trustee, the Master Servicer, the Servicer, the Sponsor, the Seller, the Trust Fund and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Individual Certificate:  Any Private Certificate registered in the name of the Holder thereof other than the Depository or its nominee.

Initial Certificate Principal Balance: With respect to any Certificate (other than any Interest Only Certificate), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Initial Servicer:  SunTrust Mortgage, Inc., and its permitted successors and assigns.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy or LPMI Policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period:  With respect to any Distribution Date and the Certificates (other than the Class A-R and Class PO Certificates), the calendar month immediately preceding the calendar month in which such Distribution Date occurs. The Class A-R and Class PO Certificates are not entitled to distributions of interest and do not have an Interest Accrual Period.

Interest Determination Date:  The second LIBOR Business Day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates (other than the first Interest Accrual Period).  With respect to the first Interest Accrual Period, the Closing Date.

Interest Only Certificates: The Class III-S Certificates and Class X Certificates.

Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the related Mortgage Loans resulting from (a) Principal Prepayments in full received during the related Prepayment Period, (b) the partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments being limited pursuant to the provisions of the Relief Act or similar state laws.

Latest Possible Maturity Date: With respect to the Certificates (other than the Class A-R Certificates), the 36th Distribution Date following the final scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I and REMIC II shall be the Latest Possible Maturity Date applicable to the Certificates for the related portion of the Trust Fund.

LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Certificates: The Class III-A and Class III-S Certificates.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has made a Final Recovery Determination with respect thereto.

Liquidation Proceeds: Amounts received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise and any Subsequent Recoveries.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lockout Priority Amount:  For any Distribution Date on or prior to the Distribution Date in May 2011, zero.  For any Distribution Date after the Distribution Date in May 2011, the lesser of (A) the sum of (i) the Class I-A-1 Scheduled Principal for such Distribution Date, (ii) the Class I-A-1 Voluntary Principal for such Distribution Date and (iii) the Class I-A-1 Recovered Principal for such Distribution Date and (B) the product of (x) the aggregate of the collections described in the definition of Subgroup Senior Principal Distribution Amount for Subgroup I for such Distribution Date multiplied by (y) 98.00%.

Loss Allocation Limit: The meaning specified in Section 6.05(d) hereof.

LPMI Fee: Shall mean the fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy and on the Mortgage Loan Schedule.

LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the Servicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

Master Servicer: Wells Fargo Bank, N.A., in its capacity as master servicer, and its successors and assigns.

Master Servicing Compensation: The meaning specified in Section 4.14.

Master Servicing Fee: A fee equal to the Master Servicing Fee Rate, multiplied by the Scheduled Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Master Servicing Fee Rate: With respect to each Mortgage Loan, a rate equal to 0.0175% per annum.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Minimum Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

Minimum Servicing Fee Rate:  0.250% per annum.

MOM Loan: Any Mortgage Loan pursuant to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by the Servicer and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments: For any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related Mortgage Note.

Monthly Statement: The statement delivered pursuant to Section 6.06.

Moody’s: Moody’s Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or Custodian on its behalf to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans: The mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in Section 2.03(b)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of May 1, 2006, between SunTrust, as seller, SunTrust Bank and the Depositor, as purchaser.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 11.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 11.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(i)

the loan number;

(ii)

the Subgroup;

(iii)

the Mortgage Rate in effect as of the Cut-off Date;

(iv)

the LPMI Fee, if applicable;

(v)

the Net Mortgage Rate in effect as of the Cut-off Date;

(vi)

the maturity date;

(vii)

the original principal balance;

(viii)

the Cut-off Date Principal Balance;

(ix)

the original term;

(x)

the remaining term;

(xi)

the Prepayment Charge, if any;

(xii)

the property type; and

(xiii)

the MIN with respect to each Mortgage Loan.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans in each Subgroup.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligors on a Mortgage Note.

Net Interest Shortfalls: With respect to any Distribution Date, Interest Shortfalls, if any, net of payments by the Servicer or the Master Servicer in respect of Compensating Interest.

Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Servicer in accordance with this Agreement and (ii) unreimbursed Servicing Advances by the Servicer or the Master Servicer and Monthly Advances.

Net Mortgage Rate: For any Mortgage Loan, the then applicable Mortgage Rate thereon less the Servicing Fee Rate, the Master Servicing Fee Rate and the related LPMI Fee, if any.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-Discount Mortgage Loan: With respect to the Class PO Certificates, any Mortgage Loan that is not a Discount Mortgage Loan.

Non-PO Percentage:  With respect to any Discount Mortgage Loan, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to 6.00% per annum. With respect to any other Mortgage Loan, 100%.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer or the Master Servicer pursuant to this Agreement, that, in the good faith judgment of the Master Servicer or the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: The Class III-S Notional Amount or the Class X Notional Amount, as applicable.

Offered Certificates: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A, Class III-A, Class III-S, Class X, Class PO, Class B-1, Class B-2 and Class B-3 Certificates.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Interest Accrual Period and the LIBOR Certificates (other than the initial Interest Accrual Period), the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR shall be One-Month LIBOR applicable to the preceding Interest Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.  One-Month LIBOR for the initial Interest Accrual Period is equal to 5.081%.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Sponsor, the Depositor, the Servicer or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 8.05, 8.07 or 12.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Sponsor, Depositor, the Servicer and the Master Servicer, (ii) not have any direct financial interest in the Sponsor, Depositor, the Servicer or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Sponsor, Depositor, the Servicer or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination:  The purchase by the Servicer or its designee of all of the remaining assets in the Trust Fund on or after the first Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund has been reduced to less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date pursuant to Section 11.01, or in the event the Servicer or its designee does not exercise the option to purchase all of the remaining assets of the Trust Fund as described above, the purchase by the Master Servicer of all of the remaining assets of the Trust Fund on or after the first Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund has been reduced to less than or equal to 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date pursuant to Section 11.01.

Original Fractional Interest: With respect to the Class B-1 Certificates, 6.37%; with respect to the Class B-2 Certificates, 4.26%; with respect to the Class B-3 Certificates, 2.66%; with respect to the Class B-4 Certificates, 1.30%; with respect to the Class B-5 Certificates, 0.65%; and with respect to the Class B-6 Certificates, 0.00%.

Original Subordinate Principal Balance: The aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

Originator:   SunTrust.

OTS: The Office of Thrift Supervision or any successor thereto.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a)

Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Scheduled Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Outstanding Principal Balance:  With respect to a Mortgage Loan, the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to each Class of Certificates (other than the Class PO and Class A-R Certificates), the Class I-A-1 Pass-Through Rate, Class I-A-2 Pass-Through Rate, Class I-A-3 Pass-Through Rate, Class I-A-4 Pass-Through Rate, Class II-A Pass-Through Rate, Class III-A Pass-Through Rate, Class III-S Pass-Through Rate, Class B-1 Pass-Through Rate, Class B-2 Pass-Through Rate, Class B-3 Pass-Through Rate, Class B-4 Pass-Through Rate, Class B-5 Pass-Through Rate, Class B-6 Pass-Through Rate or Class X Pass-Through Rate, as applicable.

Paying Agent: The Securities Administrator, in its capacity as paying agent, and its successors and assigns.

Percentage Interest: With respect to any Certificate of a specified Class, the “Percentage Interest” set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;

(v)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency;

(vii)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)

interests in any money market fund (including any such fund managed or advised by the Trustee or Master Servicer or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(x)

short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; and

(xi)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vi) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Permitted Transferee: Any Person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code or (v) an electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Trustee or Securities Administrator based upon an Opinion of Counsel addressed to the Trustee or Securities Administrator (which shall not be an expense of the Trustee or Securities Administrator) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created pursuant to this Agreement to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

PO Percentage: With respect to any Discount Mortgage Loan shall be equal to 100% minus the Non-PO Percentage for such Mortgage Loan.

Pool Distribution Amount:  With respect to any Distribution Date, an amount determined by reference to amounts received in connection with the Mortgage Loans, less reimbursable advances, expenses and indemnity payments and other amounts permitted to be withdrawn by the Securities Administrator from the Distribution Account pursuant to Section 5.09,  equal to the sum of:

(a)

all scheduled installments of interest (at the Net Mortgage Rate) and principal due on the Mortgage Loans on the Due Date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Monthly Advances in respect thereof or any Compensating  Interest allocable to the Mortgage Loans;

(b)

all proceeds of any Primary Mortgage Insurance Policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures and Liquidation Proceeds, during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Monthly Advances, if any);

(c)

all partial or full prepayments received on the Mortgage Loans during the calendar month preceding the month of that Distribution Date (other than early prepayments of scheduled installments of principal and interest received during such period that are intended by the related Mortgagor to be applied on subsequent Due Dates;

(d)

amounts received with respect to such Distribution Date as the substitution adjustment amount or purchase price in respect of any Deleted Mortgage Loans or amounts received in connection with the Optional Termination of the Trust by the Servicer as of such Distribution Date, reduced by amounts in reimbursement for Monthly Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to this Agreement; and

(e)

any amounts required to be paid by the Sponsor to the Trust during the prior calendar month with respect to the Mortgage Loans as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws, net of any portion thereof used to reimburse any class of certificates that previously bore a loss as a result of such breach.

Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Charge Waiver Amount:  Any amount paid by the Servicer to the Master Servicer in respect of waived Prepayment Charges pursuant to Section 5.01(a).

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 4.20 or 11.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment (or Liquidation Proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the LPMI Fee, if any.

Prepayment Period: As to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Only Certificates:  The Class PO Certificates.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

Private Certificates: Any of the Class B-4, Class B-5 and Class B-6 Certificates.

Prospectus Supplement: The Prospectus Supplement dated May 26, 2006 relating to the public offering of the Offered Certificates.

Protected Account: Each account established and maintained by the Servicer in accordance with this Agreement.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Monthly Advances payable to the purchaser of the Mortgage Loan plus and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory lending laws.

Rating Agency: Each of Fitch and Moody’s. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer pursuant to this Agreement. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of Certificates on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I or REMIC III, as applicable, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Scheduled Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date:  With respect to each Class of Certificates (other than the LIBOR Certificates) and each Distribution Date, the last business day of the month preceding the month in which such Distribution Date occurs. For the LIBOR Certificates, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; and otherwise, the Record Date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Master Servicer.

Reference Bank Rate: With respect to any Interest Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such Interest Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC I:  As described in the Preliminary Statement.

REMIC II:  As described in the Preliminary Statement.

REMIC III:  As described in the Preliminary Statement.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

Remittance Date: The Business Day prior to each Distribution Date.

Remittance Report: As defined in Section 6.04(f).

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of any REMIC created hereby, one month’s interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not less than 90% of, the Scheduled Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (ix) comply with each representation and warranty set forth in Section 2.03 hereof.

Repurchase Proceeds:  The Purchase Price in connection with any repurchase of a Mortgage Loan by the Servicer and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: The Request for Release to be submitted by the Sponsor, the Servicer or the Master Servicer to the Custodian substantially in the form of Exhibit G. Each Request for Release furnished to the Custodian by the Sponsor, the Servicer or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the Servicer.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificates: The Class A-R Certificates, evidencing the sole class of Residual Interests in each REMIC.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Sarbanes-Oxley Certification:  As defined in Section 4.18(a)(iii)(D).

Scheduled Principal Balance:  With respect to any Mortgage Loan and any Distribution Date (1) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, N.A., in its capacity as securities administrator, transfer agent and paying agent hereunder, and its successors and assigns.

Seller:  SunTrust Mortgage, Inc.

Senior Certificates: The Class A Certificates, the Class III-S Certificates, the Class X Certificates, the Class PO Certificates and the Class A-R Certificates.

Servicer:  The Initial Servicer or any successor servicer appointed as provided herein, and with respect to any Distressed Mortgage Loan, any special servicer appointed pursuant to Section 4.22.

Servicer Default:  As defined in Section 9.05.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by the Servicer and the Master Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit N.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

Servicing Fee Rate: 0.500% per annum.

Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Servicer in accordance with the terms of this Agreement which results in any change in the outstanding Scheduled Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Shift Percentage:  For any Distribution Date during the five years beginning on the first Distribution Date, 0%; and thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

Special Hazard Loss: A Realized Loss, as reported by the Servicer to the Master Servicer, attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under this Agreement or any loss due to normal wear and tear or certain other causes.

Special Hazard Loss Amount:  Upon the initial issuance of the Certificates, $5,000,040. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount, minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limit and (ii) the Adjustment Amount.

Special Hazard Termination Date:  The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Credit Support Depletion Date, if earlier).

Sponsor: SunTrust Mortgage, Inc., a Virginia corporation, and its successors and assigns.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subgroup:  Each of Subgroup I, Subgroup II and Subgroup III.

Subgroup Balance (Non-PO Portion):  With respect to any Subgroup and any Distribution Date, an amount equal to the sum of the product, for each related Mortgage Loan or portion thereof, as applicable, in such Subgroup, of the Non-PO Percentage of such Mortgage Loan or portion thereof, as applicable, multiplied by its Scheduled Principal Balance on the Due Date in the month preceding the month of such Distribution Date.

Subgroup Certificates:  Any of the Subgroup I, Subgroup II and Subgroup III Certificates.

Subgroup I:  All of the Mortgage Loans with a Net Mortgage Rate of less than or equal to 6.00% per annum as of the Cut-off Date plus the Subgroup I Fraction of the principal balance of any Mortgage Loan with a Net Mortgage Rate as of the Cut-off Date of greater than 6.00% per annum and less than 6.50% per annum as of the Cut-off Date.

Subgroup I Certificates:  The Class A-R, Class I-A-1, Class I-A-2, Class 1-A-3 and Class I-A-4 Certificates.

Subgroup I Fraction:  With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 6.00% per annum as of the Cut-off Date and less than 6.50% per annum as of the Cut-off Date, a fraction, (x) the numerator of which is equal to 6.50% minus the Net Mortgage Rate of such Mortgage Loan as of the Cut-off Date, and (y) the denominator of which is equal to 0.50%.

Subgroup I Principal Distribution Amount:  The Subgroup Senior Principal Distribution Amount with respect to Subgroup I.

Subgroup II:  All of the Mortgage Loans with a Net Mortgage Rate of 6.50% per annum as of the Cut-off Date plus the Subgroup IIA Fraction of the principal balance of any Mortgage Loan with a Net Mortgage Rate as of the Cut-off Date of greater than 6.00% per annum and less than 6.50% per annum as of the Cut-off Date and the Subgroup IIB Fraction of the principal balance of any Mortgage Loan with a Net Mortgage Rate as of the Cut-off Date greater than 6.50% per annum and less than 7.50% per annum as of the Cut-off Date.

Subgroup II Certificates:  The Class II-A Certificates.

Subgroup IIA Fraction:  With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 6.00% per annum as of the Cut-off Date and less than 6.50% per annum as of the Cut-off Date, a fraction, (x) the numerator of which is equal to Net Mortgage Rate as of the Cut-off Date minus 6.00% per annum as of the Cut-off Date of such Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

Subgroup IIB Fraction:  With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 6.50% per annum as of the Cut-off Date and less than 7.50% per annum as of the Cut-off Date, a fraction, (x) the numerator of which is (1) equal to 7.50% per annum minus the Net Mortgage Rate as of the Cut-off Date of such Mortgage Loan, and (y) the denominator of which is equal to 1.00%.

Subgroup II Principal Distribution Amount:  The Subgroup Senior Principal Distribution Amount with respect to Subgroup II.

Subgroup III:  All of the Mortgage Loans with a Net Mortgage Rate of greater than or equal to 7.50% per annum as of the Cut-off Date, plus the Subgroup III Fraction of the principal balance of any Mortgage Loans with a Net Mortgage Rate as of the Cut-off Date greater than 6.50% per annum and less than 7.50% per annum as of the Cut-off Date.

Subgroup III Certificates:  The Class III-A Certificates.

Subgroup III Fraction:  With respect to any Mortgage Loan with a Net Mortgage Rate as of the Cut-off Date of greater than 6.50% per annum as of the Cut-off Date and less than 7.50% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Rate as of the Cut-off Date of such Mortgage Loans minus 6.50% per annum, and (y) the denominator of which is equal to 1.00%.

Subgroup III Principal Distribution Amount:  The Subgroup Senior Principal Distribution Amount with respect to Subgroup III.

Subgroup Senior Principal Distribution Amount: With respect to each of the Subgroup I, Subgroup II and Subgroup III Certificates and each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balances of each of the Subgroup I, Subgroup II and Subgroup III Certificates, as applicable, immediately prior to such distribution date):

(1)

the applicable Subgroup Senior Percentage of the related Non-PO Percentage of the principal portion of all Monthly Payments due on the Mortgage Loans in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

(3)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to the Mortgage Loans in the related Subgroup;

(4)

the lesser of (a) the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Subgroup during the related Due Period and (ii) the Scheduled Principal Balance of each such Mortgage Loan in the related Subgroup purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Subgroup Senior Percentage of the related Non-PO Percentage of the sum of (i) the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (ii) and (ii) the Scheduled Principal Balance of each such Mortgage Loan in the related Subgroup that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5)

the applicable Subgroup Senior Prepayment Percentage of the related Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which was repurchased by the Issuer in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup that has been replaced by the Issuer with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, dated as of the Cut-off Date, between the Sponsor and the Depositor, in connection with such Distribution Date over the Scheduled Principal Balance of each such Substitute Mortgage Loan.

Subgroup Senior Percentage:  With respect to each Subgroup, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the Certificate Principal Balance of the Senior Certificates of such Subgroup (other than any Class PO Certificates), immediately prior to such distribution date, by the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup (other than the related PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Subgroup Senior Percentage for the Senior Certificates is 90.87% per annum for Subgroup I, 90.87% per annum for Subgroup II, and 90.87% per annum for Subgroup III.

Subgroup Senior Prepayment Percentage: The Subgroup Senior Prepayment Percentage for the Subgroup I, Subgroup II and Subgroup III Certificates, on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)

Subgroup Senior Prepayment Percentage

June 25, 2006 – May 25, 2011

100%

June 25, 2011 – May 25, 2012

Subgroup Senior Percentage for the related Subgroup Certificates plus 70% of the related Subgroup Subordinate Percentage.

June 25, 2012 - May 25, 2013

Subgroup Senior Percentage for the related Subgroup Certificates plus 60% of the related Subgroup Subordinate Percentage.

June 25, 2013 - May 25, 2014

Subgroup Senior Percentage for the related Subgroup Certificates plus 40% of the related Subgroup Subordinate Percentage.

June 25, 2014 – May 25, 2015

Subgroup Senior Percentage for the related Subgroup Certificates plus 20% of the related Subgroup Subordinate Percentage.

June 25, 2015 and thereafter

Subgroup Senior Percentage for the related Subgroup Certificates.

Any scheduled reduction to the Subgroup Senior Prepayment Percentage for the Subgroup I, Subgroup II and Subgroup III Certificates shall not be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date (“Original Subordinate Principal Balance”) if such Distribution Date occurs between and including June 2011 and May 2012, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2012 and May 2013, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2013 and May 2014, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2014 and May 2015, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after June 2015.

Notwithstanding the foregoing, if on any Distribution Date, the percentage for Subgroup I, Subgroup II or Subgroup III, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates of such Subgroup immediately preceding such distribution date (other than any Class PO Certificates), and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans in such Subgroup (other than the related PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Subgroup Senior Prepayment Percentage with respect to the Senior Certificates of each Subgroup for such Distribution Date will equal 100%.

Subgroup Subordinate Percentage:  As of any Distribution Date, 100% minus the related Subgroup Senior Percentage. The initial Subgroup Subordinate Percentage for the Senior Certificates shall be 9.13% per annum for Subgroup I, 9.13% per annum for Subgroup II, and 9.13% per annum for Subgroup III.

Subordinate Certificates: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Subordinate Certificate Writedown Amount:  With respect to the Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of all of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Certificates, other than the Class III-S Certificates and Class X Certificates on such Distribution Date) exceeds (y) the Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

Subordinate Optimal Principal Amount: With respect to the Subordinate Certificates and each Distribution Date will be an amount equal to the sum of the following from each Subgroup (but in no event greater than the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date):

(1)

the Subgroup Subordinate Percentage of the related Non-PO Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)

the Subordinate Prepayment Percentage of the related Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)

the Subordinate Prepayment Percentage of the related Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan in the related Subgroup;

(4)

the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Subgroup over (b) the sum of the amounts distributable to the Holders of the Senior Certificates pursuant to clause (4) of the definition of “Subgroup Senior Principal Distribution Amount” and clause (iv) of the definition of “Class PO Certificate Principal Distribution Amount” on such Distribution Date;

(5)

the Subordinate Prepayment Percentage of the related Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Subgroup which was repurchased by the Servicer or its designee in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Subgroup that has been replaced by the Servicer or its designee with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan; and

(6)

on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates (other than the Interest Only Certificates and Class PO Certificates) have all been reduced to zero, 100% of any Subgroup Senior Principal Distribution Amount.

Subordinate Prepayment Percentage: As of any Distribution Date and with respect to  each Subgroup, 100% minus the related Subgroup Senior Prepayment Percentage for such Subgroup, except that on any Distribution Date after the Certificate Principal Balance of each Class of Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage for the Subordinate Certificates with respect to such Subgroup will equal 100%.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Servicer or the Master Servicer during the related Due Period or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such Mortgage Loan.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement: Any agreement entered into between the Servicer and a Subservicer with respect to the subservicing of any Mortgage Loan hereunder by such Subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

SunTrust:  SunTrust Mortgage, Inc. and its successors and assigns.

Successor Master Servicer: The meaning ascribed to such term pursuant to Section 9.01.

Successor Securities Administrator: The meaning ascribed to such term pursuant to Section 9.01.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Transaction Documents: This Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement and the Underwriting Agreement.

Transfer Affidavit: As defined in Section 7.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trust or Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto on or after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Distribution Account maintained by the Securities Administrator and the Protected Accounts maintained by the Servicer and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (v) the rights under the Mortgage Loan Purchase Agreement; and (vi) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

Trustee: HSBC Bank USA, National Association, a national banking association, solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder shall be allocated as follows: (i) to the Certificates (other than the Class PO, Class III-S, Class X and Class A-R Certificates), 96.00%, allocated among such Certificates in proportion to their respective outstanding Certificate Principal Balances, (ii) to the Class PO Certificates, 1%, (iii) to the Class III-S Certificates, 1%, (iv) to the Class X Certificates, 1%, and (v) to the Class A-R Certificates, 1%. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

ARTICLE II
CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Trust Fund.

Pursuant to the Mortgage Loan Purchase Agreement, the Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund.

The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor pursuant to the Mortgage Loan Purchase Agreement and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.  Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date, other than payments of principal and interest due on or before such date, and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, all Prepayment Charges received on or with respect to the Mortgage Loans on or after the Cut-off Date, together with all of the Depositor’s right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies relating to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

The Depositor, Seller, the Master Servicer, the Securities Administrator and the Trustee agree that it is not intended that any mortgage loan be included in the Trust that is either (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Security Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, (iv) a “High-Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective as of January 1, 2005, (v) a “High-Cost Home Loan” as defined in the Illinois High Risk Home Loan Act effective January 1, 2004 or (vi) a “High-Cost Home Loan” as defined in the Kentucky High Cost Home Loan Act effective June 24, 2003.

In connection with such sale, the Sponsor on behalf of the Depositor has delivered to, and deposited with, the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse in blank, showing to the extent available to the Seller, all necessary intervening endorsements, as applicable, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is a MOM Loan, an assignment in form and substance acceptable for recording, in blank, without recourse, (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Seller, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Sponsor may deliver a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I, the Sponsor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Sponsor, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Sponsor shall deliver such documents to the Trustee or its Custodian promptly after they are received.  In the event that the Sponsor or the Depositor gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Sponsor shall submit or cause to be submitted for recording as specified above or, should the Sponsor fail to perform such obligations, the Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Sponsor further agrees that it will cause, at the Sponsor’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Sponsor to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Sponsor further agrees that it will not, and will not permit the Servicer, any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Mortgage Files, including, but not limited to certain insurance policies and documents contemplated by Section 4.12 of this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

Section 2.02

Acceptance of the Mortgage Loans.

(a)

Based on the Initial Certification (as defined below) received by it from the Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the Custodian on its behalf will deliver to the Sponsor and the Trustee an initial certification in the form of Exhibit One to the Custodial Agreement (the “Initial Certification”) confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to the Sponsor and, if reviewed by the Custodian, the Trustee, an interim certification in the form of Exhibit Two to the Custodial Agreement. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian on its behalf shall include such information in the exception report. The Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders within 60 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments  thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(b)

No later than 180 days after the Closing Date, the Trustee or the Custodian on its behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor and, if reviewed by the Custodian, the Trustee, a final certification in the form of Exhibit Three to the Custodial Agreement (the “Final Certification”). In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Sponsor. The Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan (such determination to be made within 60 days from the date of notice from the Trustee of the defect) and if the Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)

In the event that a Mortgage Loan is purchased by the Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor shall remit the applicable Purchase Price to the Securities Administrator for deposit in the Distribution Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon receipt of written notice from the Sponsor of the deposit of the Purchase Price in the Distribution Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee or the Custodian will release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Distribution Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

(d)

The Sponsor shall deliver to the Trustee or the Custodian on its behalf, and the Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03

Representations, Warranties and Covenants of the Servicer, the Master Servicer and the Sponsor.

(a)

The Servicer hereby represents and warrants to the Master Servicer, the Depositor, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)

It is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

(ii)

It has the full corporate power and authority to service the Mortgage Loans, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)

The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

(iv)

It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)

No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

(vi)

No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(b)

Wells Fargo Bank, N.A., in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Sponsor, the Depositor, the Trustee as follows, as of the Closing Date:

(i)

It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to master service the Mortgage Loans in accordance with the terms of this Agreement and any other Transaction Documents to which it is a party and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof;

(ii)

It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)

The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by it, the consummation of any other of the transactions contemplated by this Agreement, and any other Transaction Documents to which it is a party and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

(iv)

No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or its ability to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

(v)

No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(c)

The Sponsor hereby represents and warrants to the Depositor, the Securities Administrator, the Master Servicer, the Trustee as follows, as of the Closing Date:

(i)

The Sponsor is duly organized as a Virginia corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and any other Transaction Documents to which it is a party to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

(ii)

The Sponsor has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)

The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by the Sponsor, the sale of the Mortgage Loans by the Sponsor under the Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Sponsor and will not (A) result in a breach of any term or provision of the charter or by-laws of the Sponsor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor’s ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

(iv)

The Sponsor is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)

No litigation is pending or, to the best of the Sponsor’s knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

(vi)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

(vii)

As of the Closing Date, the representations and warranties concerning the Mortgage Loans set forth in Section 7 of the Mortgage Loan Purchase Agreement are true and correct in all material respects.

(d)

Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. The Sponsor shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Servicer whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 7 of the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor’s knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Sponsor, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor’s lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

With respect to any Replacement Mortgage Loan or Loans, the Sponsor shall deliver to the Trustee for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution shall be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and shall be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer, the Securities Administrator and the Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of written notice from the Sponsor of such deposit and a Request for Release for such Mortgage Loan, the Trustee or the Custodian shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Sponsor’s direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, representation or warranty as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Scheduled Principal Balance (after application of the principal portion of the Monthly Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be deposited into the Distribution Account by the Securities Administrator upon receipt from the Sponsor delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Sponsor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Distribution Account maintained by the Securities Administrator, on the Determination Date for the Distribution Date in the month following the month during which the Sponsor became obligated to repurchase or replace such Mortgage Loan and upon receipt of written notice from the Sponsor of such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee or the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Sponsor, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, representation or warranty as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to the Sponsor to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Sponsor respecting such breach available to Certificateholders, the Depositor or the Trustee.

(e)

The representations and warranties set forth in Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Section 2.04

Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)

The Depositor is duly organized and is validly existing as limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and any other Transaction Documents to which it is a party.

(ii)

The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and any other Transaction Documents to which it is a party and has duly authorized, by all necessary action on its part, the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

(iii)

The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by the Depositor, the consummation of the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a breach of any term or provision of the organizational documents of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

(iv)

No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or the ability of the Depositor to perform its obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

(v)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in the immediately preceding paragraph shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05

Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)

Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of any REMIC created hereby or contributions after the Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of any REMIC created hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)

Upon discovery by the Depositor, the Sponsor, the Custodian or the Master Servicer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Trustee, or the Custodian on its behalf, shall require the Sponsor, at the Sponsor’s option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, or the Custodian on its behalf, shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06

Countersignature and Delivery of Certificates.

The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

Section 2.07

Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)

acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)

to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)

to make payments on the Certificates;

(d)

to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)

subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities.  The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.07 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate Voting Rights of the outstanding Certificates; provided that, for purposes of this provision, any Certificate held by the Sponsor or any affiliate of the Sponsor shall not be considered outstanding and, therefore, the Sponsor and its affiliates shall not be entitled to vote on matters hereunder and the Voting Rights related to any such Certificates held by the Sponsor or its affiliates shall not be included in the determination of the aggregate Voting Rights of outstanding Certificates.

ARTICLE III
ADMINISTRATION AND SERVICING OF
THE MORTGAGE LOANS BY THE SERVICER

Section 3.01

The Servicer.

The Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds or Subsequent Recoveries, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor or the Trustee under this Agreement and any other Transaction Documents to which it is a party.

Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

In accordance with the standards of the first paragraph of this Section 3.01, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 5.04, and further as provided in Section 5.02. All costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Scheduled Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02

Due-on-Sale Clauses; Assumption Agreements.

(a)

Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

(b)

Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Monthly Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its servicing standards as then in effect. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation.

Section 3.03

Subservicers.

The Servicer shall perform all of its servicing responsibilities hereunder or may cause a Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each Subservicer as fully as if such acts and omissions were those of the Servicer. The Servicer shall pay all fees of each Subservicer from its own funds, and a Subservicer’s fee shall not exceed the Servicing Fee payable to the Servicer hereunder.

At the cost and expense of the Servicer, without any right of reimbursement from its Protected Account, the Servicer shall be entitled to terminate the rights and responsibilities of a Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage Loans itself. In the event that the Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.05, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each Subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each Subservicer from the Servicer’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, the Servicer shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a Subservicer for indemnification of the Servicer by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between such Subservicer and the Servicer alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such Subservicer including any obligation, duty or liability of either the Master Servicer or the Trustee to pay such Subservicer’s fees and expenses. For purposes of remittances to the Master Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a Subservicer has received such payment.

Section 3.04

Documents, Records and Funds in Possession of Servicer To Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or that otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Protected Account maintained by the Servicer, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account maintained by the Servicer or the Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.05

Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 5.01, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Protected Account maintained by the Servicer. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 5.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Scheduled Principal Balance of the related Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account maintained by the Servicer the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Servicer’s own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

Section 3.06

Presentment of Claims and Collection of Proceeds.

The Servicer shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies relating to the Mortgage Loans and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Servicer in respect of such Insurance Policies shall be promptly deposited in the Protected Account maintained by the Servicer upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.07

Maintenance of the Primary Mortgage Insurance Policies.

(a)

The Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. The Servicer shall use its best efforts to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each Mortgage Loan. The Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the related Mortgage Note and is required to be kept in force hereunder.

(b)

The Servicer agrees to present on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies relating to the Mortgage Loans and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 5.01, any amounts collected by the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account maintained by the Servicer, subject to withdrawal pursuant to Section 5.02 hereof.

Section 3.08

Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this Section 3.08 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The Servicer shall deliver to the Master Servicer a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer and the Trustee. The Servicer shall notify the Master Servicer and the Trustee within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

Section 3.09

Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)

The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds or Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Accounts maintained by the Servicer pursuant to Section 5.02). If the Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Servicer will give notice of any such charge-off to the Trustee and the Securities Administrator. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 5.02. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the related Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property relating to a Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee’s nominee on behalf of the Certificateholders). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee and the Securities Administrator a statement with respect to each such REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee and the Securities Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Servicer no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel addressed to the Trustee (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC created hereby as defined in Section 860F of the Code or cause any REMIC created hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC created hereby to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Accounts maintained by the Servicer. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for such Mortgage Loan for all purposes hereof.

The Liquidation Proceeds from any liquidation of a related Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the related Protected Account maintained by the Servicer on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Servicer as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of related Liquidation Proceeds or any income from a related REO Property, shall be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 5.02 or this Section 3.09; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 5.02 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

(b)

On each Determination Date, the Servicer shall determine, the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

(c)

The Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Servicer’s discretion so warrant such action.

Section 3.10

Servicing Compensation.

As compensation for its activities hereunder, the Initial Servicer shall be entitled to retain or withdraw from its Protected Accounts out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

As compensation for its activities hereunder, any successor servicer shall be entitled to retain or withdraw from its Protected Accounts out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to the Minimum Servicing Fee.

Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Accounts maintained by the Servicer shall be retained by the Servicer to the extent not required to be deposited in the Protected Accounts maintained by the Servicer pursuant to Section 5.02. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 5.02.

Section 3.11

REO Property.

(a)

In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Servicer shall sell any such REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

(b)

The Servicer shall deposit all funds collected and received in connection with the operation of any REO Property in respect of any Mortgage Loan into the Protected Accounts maintained by the Servicer.

(c)

The Servicer, upon the final disposition of any REO Property in respect of any Mortgage Loan, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.12

Liquidation Reports.

Upon the foreclosure of any Mortgaged Property relating to a Mortgage Loan or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit a liquidation report to the Master Servicer containing such information as shall be mutually acceptable to the Servicer and the Master Servicer with respect to such Mortgaged Property.

Section 3.13

Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer’s computer system to clearly reflect the ownership of the Mortgage Loans by the Trust.  In particular, the Servicer shall maintain in its possession, available for inspection by the Securities Administrator, the Trustee and shall deliver to the Securities Administrator, the Trustee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of Accepted Servicing Practices.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Securities Administrator and the Trustee the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Payments on the Mortgage Loans, including any payoffs, made in accordance with the related Mortgage File will be entered in the Servicer’s set of books and records no more than two business days after receipt and identification, and allocated to principal or interest as specified in the related Mortgage File.

ARTICLE IV
ADMINISTRATION AND MASTER SERVICING OF
MORTGAGE LOANS BY MASTER SERVICER

Section 4.01

Master Servicer.

The Master Servicer shall, beginning on the Closing Date, supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Person under this Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.06 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer pursuant to this Agreement.

The Trustee shall furnish the Servicer and the Master Servicer with any powers of attorney and other documents in form reasonably acceptable to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee or the Custodian on its behalf and the Servicer shall provide access to the records and documentation in possession of the Trustee or the Custodian on its behalf or the Servicer regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Servicer; provided, however, that, unless otherwise required by law, neither the Trustee, the Custodian nor the Servicer shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Servicer shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s or the Servicer’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 4.02

REMIC-Related Covenants.

For as long as each REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 4.03

Monitoring of Servicer.

(a)

The Master Servicer shall be responsible for reporting to the Trustee and the Sponsor the non-compliance by the Servicer with its duties under this Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to such Person’s compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with this Agreement, or that a notice should be sent pursuant to this Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Person thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new servicing agreement with a successor servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the provisions of this Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)

To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)

The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

(e)

If the Master Servicer acts as a servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 4.04

Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 4.05

Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not authorize the Servicer) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereby to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC created hereby to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereby. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney (in form reasonably acceptable to the Trustee) empowering the Master Servicer, the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 10.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.06

Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in this Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement.

Section 4.07

Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit G hereto (or as otherwise provided in the Custodial Agreement) signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Servicer pursuant to Article V have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse, representation or warranty) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit G (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 4.08

Documents, Records and Funds in Possession of Master Servicer and Servicer To Be Held for Trustee.

(a)

The Master Servicer shall transmit and the Servicer (to the extent required by this Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Securities Administrator’s right to retain or withdraw from the Distribution Account, the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement. The Master Servicer and the Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Trustee and its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement.

Section 4.09

Standard Hazard Insurance and Flood Insurance Policies.

(a)

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under this Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

Pursuant to Sections 5.01 and 5.04 any amounts collected by the Servicer or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement) shall be deposited by the Servicer in its Protected Account or by the Servicer or the Master Servicer into the Distribution Account, subject to withdrawal pursuant to Sections 5.02, 5.04, 5.05 and 5.09, as applicable. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or the Servicer pursuant to Sections 5.02, 5.04, 5.05 and 5.09, as applicable.

Section 4.10

Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in this Agreement ) cause the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.11

Maintenance of the Primary Mortgage Insurance Policies.

(a)

The Master Servicer shall not take, or authorize the Servicer (to the extent such action is prohibited under this Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under this Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any LPMI Policy) in accordance with the provisions of this Agreement. The Master Servicer shall not, and shall not authorize the Servicer (to the extent required under this Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement.

(b)

The Master Servicer agrees to cause the Servicer (to the extent required under this Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 5.01, 5.05 and 5.09, any amounts collected by the Servicer under any Primary Mortgage Insurance Policies shall be deposited by the Servicer in its Protected Account or by the Securities Administrator in the Distribution Account, subject to withdrawal pursuant to Section 5.02 or 5.09, as applicable.

Section 4.12

Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 4.13

Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause the Servicer (to the extent required under this Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement.

Section 4.14

Compensation for the Master Servicer.

The Master Servicer shall be entitled to (i) the Master Servicing Fee and (ii) all income and gain realized from any investment of funds on Permitted Investments in the Distribution Account as compensation for the performance of its obligations hereunder (“Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 4.15

REO Property.

(a)

In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in this Agreement, cause the Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement, as applicable. Pursuant to such efforts to sell such REO Property, the Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)

The Master Servicer shall, to the extent required by this Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)

The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

To the extent provided in this Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Securities Administrator for deposit into the related Distribution Account on the next succeeding Remittance Date.

Section 4.16

Annual Statement as to Compliance.

The Servicer, the Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor, the Securities Administrator and the Trustee, not later than March 15th of each calendar year beginning in 2007, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof.  Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.  In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated by the Servicer or the Master Servicer to a Subservicer or Subcontractor, the Servicer, the Master Servicer or the Securities Administrator, as applicable, shall cause such Subservicer or Subcontractor to deliver a similar Annual Statement of Compliance by such Subservicer or Subcontractor to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer or the Servicer (as the case may be).

Failure of the Servicer to comply with this Section 4.16 (including with respect to the timeframes required herein) shall be deemed a Servicer Default, and the Master Servicer at the direction of the Depositor shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than the rights of SunTrust to receive the Excess Servicing Fee).  Failure of the Master Servicer to comply with this Section 4.16 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same.  Failure of the Securities Administrator to comply with this Section 4.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 4.17

Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Servicer, the Master Servicer and the Securities Administrator (to the extent set forth in this Section) (each, an “Attesting Party”) shall deliver (or otherwise make available) to the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2007, a report regarding such Attesting Party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year.  The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)

A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)

A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit N hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)

An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)

A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)

A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to the related Attesting Party.

On or before March 15th of each calendar year beginning in 2007, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Securities Administrator a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Servicer Accounting Oversight Board.

Each Attesting Party shall cause any Subservicer engaged by it, and if determined by such Attesting Party to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, any Subcontractor engaged by it, to deliver to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided above along with an indication of what Servicing Criteria are addressed in such assessment. Such Assessment of Compliance, as to any Subservicer or Subcontractor, shall at a minimum address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to any “primary servicer” to the extent such Subservicer or Subcontractor is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance.  The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit N and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any Subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

The Securities Administrator shall deliver to the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to a “securities administrator.”

Failure of the Servicer to comply with this Section 4.17 and Section 5.03(b), (c), (d) and (e) (including with respect to the timeframes required herein and therein) shall be deemed a Servicer Default, and the Master Servicer shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.  Failure of the Master Servicer to comply with this Section 4.17 (including with respect to the timeframes required herein) shall, upon written notice from the Trustee at the direction of the Depositor, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  Failure of the Securities Administrator to comply with this Section 4.17 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Trustee at the direction of the Depositor, constitute a default and the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 4.18

Reports Filed with Securities and Exchange Commission.

(a)

(i) (A) Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB; provided that, the Securities Administrator shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below.  Any disclosure that is in addition to the Monthly Statement and that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B)

Within five (5) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, pursuant to Section 4.18(a)(iv) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

(C)

After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review.  Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date provided that, the Securities Administrator forwards a copy of the Form 10-D no later than the 10th calendar after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 4.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website identified in Section 6.06 a final executed copy of each Form 10-D filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 12.05.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 4.18(a)(i) and (vi) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(ii) (A)   Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B)

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business on the 2nd Business Day after the occurrence of a Reportable Event  (i) the parties set forth in Exhibit O shall be required pursuant to Section 4.18(a)(iv) below to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C)

After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review.  No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, or in the case where the Master Servicer and Securities Administrator are affiliated, no later than noon New York City time on the 4th Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Securities Administrator forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 4.18(a)(vi).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 12.05.  The parties to this Agreement acknowledge that the performance by Master Servicer and the Securities Administrator of their respective duties under this Section 4.18(a)(iii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.18(a)(iii).  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii) (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (I) an Annual Statement of Compliance for the Servicer, the Master Servicer and the Securities Administrator and any Subservicer or Subcontractor, as applicable, as described under Section 4.16, (II)(A) the Assessment of Compliance for the Servicer, the Master Servicer, each Subservicer and Subcontractor participating in the servicing function, the Securities Administrator and the Custodian, as described under Section 4.17, and (B) if any such report on assessment of compliance with Servicing Criteria described under Section 4.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such report on assessment of compliance with Servicing Criteria described under Section 4.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer, the Securities Administrator, each Subservicer and Subcontractor, as applicable, and the Custodian, as described under Section 4.17, and (B) if any registered public accounting firm attestation report described under Section 4.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification as described in Section 4.18 (a)(iii)(D) below (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B)

No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit O shall be required to provide pursuant to Section 4.18(a)(iv) below to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

(C)

After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure) and the Master Servicer for review.  Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K.  No later than the close of business Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and, in the case where the Master Servicer and the Securities Administrator are unaffiliated, return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 4.18(a)(vi).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 12.05.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 4.18(a)(iv) and (vi) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 4.16 and Section 4.17.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(D)

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to Section 302 of the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act.  The Servicer shall, and shall cause each Subservicer or Subcontractor engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit K, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  An officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted as set forth in Section 12.05.

(iv)

With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 4.18(a)(i) through (iv) above.  Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit P.  Each of the Master Servicer, the Sponsor, the Securities Administrator, the Depositor and the Trustee hereby agrees to notify and provide to the extent known to the Master Servicer, the Sponsor, the Securities Administrator and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit O as the responsible party for providing that information.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

(v) (A)

 On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B)

In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall promptly notify the Depositor and the Master Servicer.  In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Securities Administrator shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-K, 10-DA or 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an appropriate officer of the Master Servicer.  The parties hereto acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 4.18(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 4.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 4.18 shall not be reimbursable from the Trust Fund.

(b)

In connection with the filing of any 10-K hereunder, the Servicer and, in the case where the Master Servicer and Securities Administrator are not affiliated, the Securities Administrator shall sign a Back-Up Certification substantially in the form of Exhibit K; provided, however, that the Servicer and the Securities Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.

(c)

[Reserved].

The Depositor shall indemnify and hold harmless the Securities Administrator, the Sponsor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 4.18 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

The Master Servicer shall indemnify and hold harmless the Securities Administrator, the Sponsor and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under this Section 4.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.

The Securities Administrator shall indemnify and hold harmless the Master Servicer, the Sponsor and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Securities Administrator under this Section 4.18 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Sponsor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 4.18 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

(d)

In connection with the filing of any Form 10-K or Form 10-D hereunder, the Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administration in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if either of such statements is no longer true.  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(e)

Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Securities Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein.  Furthermore, the inability of the Securities Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 4.18(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of any obligation under this Agreement.

(f)

Failure of the Servicer to comply with this Section 4.18 and Section 8.03(d) (including with respect to the timeframes required herein and therein) shall be deemed a Servicer Default, and the Master Servicer shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.  Failure of the Master Servicer to comply with this Section 4.18 and Section 8.03(d) (including with respect to the timeframes required herein and therein) shall, upon written notice from the Trustee at the direction of the Depositor, constitute an Event of Default, and the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer rights to payment of any Master Servicing compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  Failure of the Securities Administrator to comply with this Section 4.18 and Section 8.03(d) (including with respect to the timeframes required herein and therein) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Trustee at the direction of the Depositor, constitute a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Master Servicer or the Securities Administrator pursuant to this Section 4.18(f), the Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination to the extent set forth in Section 10.05.  Notwithstanding anything to the contrary in this Agreement, no Event of Default by the Master Servicer or default by the Securities Administrator shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

(g)

Notwithstanding the provisions of Section 12.01, this Section 4.18 may be amended without the consent of the Certificateholders.

(h)

Any report, notice or notification to be delivered by the Servicer, the Master Servicer or the Securities Administrator to the Depositor pursuant to this Section 4.18, may be delivered via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.

Section 4.19

Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 4.16, 4.17 and 4.18 of this Agreement is to facilitate compliance by the Sponsor, the Depositor, the Securities Administrator and the Master Servicer with the provisions of Regulation AB.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Sponsor, the Depositor, the Master Servicer or the Securities Administrator for delivery of additional or different information as the Sponsor, the Depositor, the Master Servicer or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 4.20

Reserved.

Section 4.21

Reserved.

Section 4.22

Special Servicing.

Subject to the following conditions, the initial Servicer may appoint a special servicer to service any Mortgage Loan that as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property (a “Distressed Mortgage Loan”).  The appointment of a special servicer by the initial Servicer and the execution of a special servicing agreement with the special servicer shall be subject to the consent the Master Servicer, the Depositor and the Trustee and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the special servicer shall not result in a reduction of the then-current rating previously given by such Rating Agency to any Certificate.  Any monthly fee paid to the special servicer in connection with any Mortgage Loan serviced by such special servicer shall not exceed one-twelfth of the product of (a) the Minimum Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan.  The special servicing agreement shall provide that the special servicer shall undertake all duties and responsibilities of the Servicer under this Agreement in respect of any Distressed Mortgage Loans serviced by the special servicer, including in particular, all advancing obligations and all Exchange Act reporting obligations of the Servicer with respect to such Mortgage Loans.

All reasonable costs and expenses incurred in connection with a transfer of servicing to the special servicer including, without limitation, the costs and expenses of the Trustee, the Master Servicer or any other Person in appointing a special servicer, or of transferring the servicing files and the other necessary data to the special servicer, shall be paid by the Servicer from its own funds without reimbursement.  The Servicer shall be responsible for the delivery of all required transfer notices and will send a copy of the transfer notice to the Master Servicer.  In addition, the Servicer shall provide or cause any special servicer to provide to the Securities Administrator and the Depositor any information or data as may be necessary for the Securities Administrator to prepare and file any Exchange Act Reports as may be required under Regulation AB or otherwise to reflect the appointment of the special servicer.

ARTICLE V
ACCOUNTS

Section 5.01

Collection of Mortgage Loan Payments; Protected Account.

(a)

The Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties related to the Mortgage Loans are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note related to a Mortgage Loan for a period not greater than 125 days. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 6.01. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent within the meaning of the REMIC provisions or (y) the Servicer delivers to the Trustee a certification addressed to the Trustee, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status of any REMIC created hereby, the Servicer may amend the terms of the related Mortgage Note so long as the maturity date is not extended beyond the Latest Possible Maturity Date.

In accordance with the standards of the first paragraph of Section 3.01, the Servicer shall not waive (or permit a sub-servicer to waive) any Prepayment Charge related to a Mortgage Loan unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Securities Administrator by the Remittance Date.

(b)

The Servicer shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated “HSBC Bank USA, National Association, in trust for registered holders of SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F.” The Servicer shall deposit or cause to be deposited into the Protected Account on a daily basis within two Business Days of receipt and identification, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)

all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.10 and LPMI Fees, if any;

(iii)

all Liquidation Proceeds and Insurance Proceeds with respect to any Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(iv)

any amount required to be deposited by the Servicer pursuant to Section 5.01(c) in connection with any losses on Permitted Investments;

(v)

any amounts required to be deposited by the Servicer pursuant to Section 3.05;

(vi)

any Prepayment Charges collected on the Mortgage Loans; and

(vii)

any other amounts required to be deposited hereunder.

The foregoing requirements for remittance by the Servicer into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 5.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. Reconciliations will be prepared for the Protected Account within 45 calendar days after the bank statement cut-off date.  All items requiring reconciliation will be resolved within 90 calendar days of their original identification.  All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 5.02.

(c)

The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Servicer, in Permitted Investments which shall mature not later than the Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Servicer into the Protected Account, out of the Servicer’s own funds.

(d)

The Servicer shall give at least 30 days advance notice to the Trustee, the Sponsor, the Master Servicer, each Rating Agency and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

Section 5.02

Permitted Withdrawals From the Protected Account.

(a)

The Servicer may from time to time make withdrawals from the Protected Account for the following purposes:

(i)

to pay itself (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

(ii)

to reimburse the Servicer for Advances made by it with respect to the Mortgage Loans, provided, however, that the Servicer’s right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

(iii)

to reimburse the Servicer for any previously made portion of a Servicing Advance or a Monthly Advance made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise (a “Nonrecoverable Advance”), to the extent not reimbursed pursuant to clause (ii) or clause (v);

(iv)

to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

(v)

to pay the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Servicer’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and purchase proceeds and Repurchase Proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(vi)

to pay to the Sponsor, the Depositor or itself, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 4.20 of this Agreement, all amounts received thereon and not taken into account in determining the related Scheduled Principal Balance of such repurchased Mortgage Loan;

(vii)

to pay any expenses recoverable by the Servicer pursuant to Section 8.04 of this Agreement;

(viii)

to withdraw pursuant to Section 5.01 any amount deposited in the Protected Account and not required to be deposited therein; and

(ix)

to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 11.01 hereof.

In addition, no later than 1:00 p.m. Eastern time on the Remittance Date, the Servicer shall withdraw from the Protected Accounts and remit to the Securities Administrator the amount required to be withdrawn therefrom pursuant to Section 5.05 hereof. With respect to any remittance received by the Securities Administrator from the Servicer after the date on which such remittance was due, the Servicer shall pay to the Securities Administrator interest on any such late remittance at an annual rate equal to the prime rate announced to be in effect from time to time as published as the average rate in The Wall Street Journal (Northeast Edition), plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Servicer’s Protected Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the date on which such remittance was due and ending with the Business Day on which such remittance is made, both inclusive.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default with respect to the Servicer.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Servicer shall deliver to the Master Servicer an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

Section 5.03

Reports to Master Servicer.

(a)

On or before the tenth calendar day of each month, (or if such tenth calendar day is not a Business Day, the immediately succeeding Business Day) the Servicer shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer loan accounting reports in the investor’s assigned loan number order to document the payment activity on each Mortgage Loan on an individual mortgage loan basis and containing the data required by the forms attached hereto as Exhibit Q.

(b)

For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) provide prompt notice to the Master Servicer and the Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the Closing Date between the Servicer or any Subservicer and any of the parties specified in Exhibit O (and any other parties identified in writing by the requesting party) with respect to the SunTrust Alternative Loan Trust Mortgage Pass-Through Certificates, Series 2006-1F transaction, (C) any Event of Default under the terms of this Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement and (ii) provide to the Depositor and the Securities Administrator a description of such proceedings, affiliations or relationships.

(c)

As a condition to the succession to the Servicer or any Subservicer as Servicer or Subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Master Servicer, and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(d)

In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D, the Servicer or its Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)

any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)

material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)

information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(e)

 The Servicer shall provide to the Master Servicer and the Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder as may be reasonably requested by the Master Servicer or the Depositor.

Section 5.04

Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

With respect to each Mortgage Loan, to the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 11.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 5.05

Servicer Protected Accounts.

(a)

To the extent provided in this Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 5.05 shall be paid to the Servicer under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer, as the case may be. The Servicer (to the extent provided in this Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(b)

To the extent provided in this Agreement and subject to this Article V, on or before each Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Distribution Account by remitting to the Securities Administrator the amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)

Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to this Agreement which were due on or before the related Due Date, net of the amount thereof comprising, with respect to the Initial Servicer, the Servicing Fees, or with respect to any successor servicer, the Minimum Servicing Fee;

(ii)

full Principal Prepayments and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising, with respect to the Initial Servicer, the Servicing Fees, or with respect to any successor servicer, the Minimum Servicing Fee, and LPMI Fees, if any;

(iii)

partial Principal Prepayments received by the Servicer for such Mortgage Loans in the related Prepayment Period;

(iv)

any amount to be used as an Advance; and

(v)

the amount of any Prepayment Charges collected with respect to the Mortgage Loans and the amount of any Prepayment Charges paid by the Servicer in connection with the waiver of a Prepayment Charge in a manner that is not permitted under this Agreement.

(c)

Withdrawals may be made from a Protected Account by the Servicer as described in Section 5.02 hereof and by the Master Servicer only to make remittances as provided in Section 5.05(c) and 5.09; to reimburse the Master Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 11.01.  As provided in Section 5.05(c), certain amounts otherwise due to the Servicer may be retained by the Servicer and need not be deposited in the Distribution Account.

Section 5.06

[Reserved].

Section 5.07

[Reserved].

Section 5.08

Distribution Account.

(a)

The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.  The Distribution Account shall be an Eligible Account.  The Master Servicer or Servicer, as the case may be, will remit to the Securities Administrator for deposit in the Distribution Account the following amounts with respect to the related Due Period and Prepayment Period:

(i)

any amounts remitted by the Servicer from a Protected Account pursuant to Section 5.05.

(i)

any Advance and any Compensating Interest Payments;

(ii)

any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

(iii)

the Purchase Price with respect to any Mortgage Loans purchased by the Sponsor or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 5.09 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any Mortgage Loans purchased by the Servicer pursuant to Section 4.20, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Sponsor or its designee pursuant to Section 11.01;

(iv)

any amounts required to be deposited by the Master Servicer with respect to losses on Permitted Investments with respect to funds in the Distribution Account; and

(v)

any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)

All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)

The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator. The amount at any time credited to the Distribution Account may be, as directed by the Master Servicer, held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof, except as otherwise agreed in writing with the Master Servicer, or invested in the name of the Trustee, in such Permitted Investments as may be selected by the Master Servicer on such direction which mature not later than the Business Day next preceding the succeeding Distribution Date, except if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date. Permitted Investments in respect of the Distribution Account shall not be sold or disposed of prior to their maturity. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 5.09

Permitted Withdrawals and Transfers from the Distribution Account.

(a)

The Securities Administrator will make such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement (limited in the case of amounts due the Master Servicer to those not withdrawn from the Distribution Account in accordance with the terms of this Agreement; provided that the Securities Administrator shall not be responsible for such determination and may rely on the Master Servicer’s instructions under this Section 5.09):

(i)

to reimburse the Master Servicer or the Servicer for any Advance or Servicing Advance of its own funds, the right of the Master Servicer or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(ii)

to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iii)

to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)

to reimburse the Master Servicer or the Servicer for advances of funds pursuant to this Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v)

to reimburse the Master Servicer or the Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) through (iv);

(vi)

to pay the Master Servicer as set forth in Section 4.14;

(vii)

to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 4.03, 8.04(c) and (d) and 12.02 or otherwise reimbursable to it pursuant to this Agreement;

(viii)

to pay to the Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(ix)

to reimburse or pay the Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided herein;

(x)

to reimburse the Trustee, the Custodian or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(xi)

in the event that the Initial Servicer has been replaced by a successor servicer, to the Sponsor or its designee, the Excess Servicing Fee;

(xii)

to remove amounts deposited in error; and

(xiii)

to clear and terminate the Distribution Account pursuant to Section 11.01.

(b)

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (iv), inclusive, and (vi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 5.08.

(c)

On each Distribution Date, the Securities Administrator shall distribute the Pool Distribution Amounts to the extent of funds on deposit in the Distribution Account to the Holders of the related Certificates in accordance with the Remittance Report upon which the Securities Administrator may conclusively rely.

ARTICLE VI
DISTRIBUTIONS AND ADVANCES

Section 6.01

Monthly Advances.

(a)

The Servicer shall make a Monthly Advance with respect to any Mortgage Loan and remit such Monthly Advance to the Securities Administrator for deposit in the Distribution Account no later than 1:00 p.m. Eastern time on the Remittance Date in immediately available funds. The Servicer shall be obligated to make any such Monthly Advance only to the extent that such Monthly Advance would not be a Nonrecoverable Advance. If the Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Monthly Advance or a lesser portion of such Monthly Advance would constitute a Nonrecoverable Advance, the Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders funds constituting the remaining portion of such Monthly Advance, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency and the Trustee an Officer’s Certificate setting forth the basis for such determination. Subject to the Master Servicer’s recoverability determination, in the event that the Servicer fails to make a required Monthly Advance, the Master Servicer, as successor servicer, shall be required to remit the amount of such Monthly Advance to the Distribution Account.  In the event that the Master Servicer fails to make a required Monthly Advance, the Trustee, as successor master servicer shall, subject to Section 9.02 be required to remit the amount of such Monthly Advance to the Distribution Account.

In lieu of making all or a portion of such Monthly Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amounts Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Monthly Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Distribution Account, no later than the close of business on the Remittance Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

The Servicer shall be entitled to be reimbursed from the Protected Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 5.02. The obligation to make Monthly Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.01.

(b)

If the Servicer was required to make a Monthly Advance pursuant to this Agreement and fails to make any required Monthly Advance, the Master Servicer, as successor servicer, or other successor servicer appointed by it, will remit to the Securities Administrator, who in turn will deposit in the Distribution Account, not later than the Business Date prior to the Distribution Date an amount equal to such Monthly Advance, net of the Servicing Fee and the Master Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances through the date that the Servicer is required to do so under this Agreement. If applicable, on the related Remittance Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the Monthly Advance to be nonrecoverable.

Subject to and in accordance with the provisions of Article IX hereof, in the event the Master Servicer fails to make such Monthly Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Monthly Advance, subject to the provisions of this Section 6.01.

Section 6.02

Compensating Interest Payments.

(a)

In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the Servicer shall, to the extent of the Compensating Interest Limit for such Distribution Date, deposit into the Distribution Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Sponsor, the Master Servicer, the Securities Administrator, the Trust Fund or the Certificateholders.

(b)

The Master Servicer shall be required to remit the amount of any such Prepayment Interest Shortfalls required to be paid by the Servicer pursuant to Section 6.02(a), to the extent of the Master Servicing Compensation for such Distribution Date, in the event the Servicer fails to do so.

Section 6.03

REMIC Distributions.

On each Distribution Date, the Securities Administrator, as agent for the Trustee, shall be deemed to make distributions to the REMIC Regular Interests as set forth in the Preliminary Statement hereof.

Section 6.04

Distributions.

(a)

On each Distribution Date, the Pool Distribution Amount for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of such Pool Distribution Amount on deposit in the Distribution Account and distributed as directed in accordance with the Monthly Statement for such Distribution Date, in the following order of priority:

(b)

(A)

On each Distribution Date, the Pool Distribution Amount shall be distributed as follows:

(1)

pro rata, to each Class of Senior Certificates, the Accrued Certificate Interest for each such Class for such Distribution Date, subject to reduction in the event of certain Net Interest Shortfalls allocable thereto described below;

(2)

pro rata, to each Class of Senior Certificates, the Accrued Certificate Interest for each such Class remaining undistributed from previous Distribution Dates, in each case to the extent of the remaining Pool Distribution Amount;

(3)

to the Classes of Senior Certificates entitled to receive distributions of principal, based on the applicable Subgroup Senior Principal Distribution Amount, in each case in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero in accordance with the priorities described in clause (c) below;

(4)

to the Class PO Certificates, to pay any applicable Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Pool Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(5)

to the Class PO Certificates, the applicable Class PO Certificate Deferred Amount; provided that, (i) on any Distribution Date, distributions pursuant to this priority (5) shall not exceed the excess, if any, of (x) Pool Distribution Amount remaining after giving effect to distributions pursuant to priorities (1) through (4) above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of the Class PO Certificates and (iii) no distribution shall be made in respect of any Class PO Certificate Deferred Amount on or after the Credit Support Depletion Date.

(B)

Except as described in paragraphs (C) and (D) below, on each Distribution Date prior to the Credit Support Depletion Date, an amount equal to the remaining Pool Distribution Amount after the distributions in clause (A) above shall be distributed sequentially in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class’s Allocable Share for such Distribution Date, in each case, to the extent of the remaining Pool Distribution Amount.

(C)

On each Distribution Date prior to the Credit Support Depletion Date, but after the reduction of the Certificate Principal Balance of all of the Senior Certificates related to a Subgroup to zero, the remaining Class or Classes of Senior Certificates in the other Subgroups (other than the Class III-S, Class X and Class PO Certificates) shall be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Subgroup allocated to such Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Subgroup or Subgroups relating to the fully repaid Class or Classes of Senior Certificates; provided, however, if (i) the weighted average of the Subgroup Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Subgroup Subordinate Percentages or (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the related Group Subordinate Amount does not equal or exceed 50%, then the additional allocation of Principal Prepayments to the Subgroup I Certificates, Subgroup II Certificates or Subgroup III Certificates in accordance with this paragraph (C) shall not be made and 100% of the Principal Prepayments on any Mortgage Loan relating to the fully repaid Class or Classes of Senior Certificates shall be allocated to the Subordinate Certificates.

(D)

If on any Distribution Date on which the aggregate Certificate Principal Balance of the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Subgroup and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal shall be distributed to the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates (other than the Class III-S, Class X and Class PO Certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such Distribution Date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates, as applicable, is equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such Distribution Date shall be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Certificate Principal Balance of the Subgroup I Certificates, Subgroup II Certificates and Subgroup III Certificates (other than the Class III-S, Class X Certificates and Class PO Certificates), as applicable, over (y) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Subgroup. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates shall be allocated in reverse order of the Subordinate Certificates’ numerical designations, commencing with the Class B-6 Certificates.

(E)

If, after distributions have been made pursuant to priorities (1) and (2) of clause (A) above on any Distribution Date, the remaining Pool Distribution Amount related to Subgroup I is less than the sum of the Subgroup I Principal Distribution Amount and the Class PO Certificate Principal Distribution Amount, or the remaining Pool Distribution Amount related to Subgroup II is less than the Subgroup II Principal Distribution Amount, or the remaining Pool Distribution Amount related to Subgroup III is less than the Subgroup III Principal Distribution Amount, such amounts shall be reduced, and such remaining funds shall be distributed to the related Senior Certificates on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with priority (4) of clause (A) above, and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference for the Class PO Certificates, the “Class PO Certificate Cash Shortfall”). The Class PO Certificate Cash Shortfall with respect to any Distribution Date shall be added to the Class PO Certificate Deferred Amount.

(F)

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various Classes of Senior Certificates (other than the Class PO Certificates) shall be disregarded, and the aggregate amount of any Subgroup Senior Principal Distribution Amounts shall be distributed to such Senior Certificates (other than the Class PO Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and an amount equal to the Class PO Certificate Principal Distribution Amount shall be distributed to the Class PO Certificates.

(G)

On each Distribution Date, any Pool Distribution Amount remaining after payment of interest and principal to the Classes of Certificates entitled thereto, in each case as described above, shall be distributed to the Class A-R Certificates; provided that, if on any Distribution Date there is any Pool Distribution Amount remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts shall be distributed to the other Classes of Senior Certificates, pro rata, based upon their Certificate Principal Balances, until all amounts due to all classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class A-R Certificates.

(c)

Distributions in reduction of the Certificate Principal Balance of the Senior Certificates (other than the Class III-S and Class X Certificates) shall be made on each Distribution Date pursuant to priorities (3), (4) and (5) above of clause (A) above.  In accordance with such priority (3), the related Pool Distribution Amount remaining after the distribution of interest on the related Senior Certificates shall be allocated to such Certificates in an aggregate amount as follows:

(A)

On each distribution date, an amount, up to the amount of the Subgroup I Principal Distribution Amount for that distribution date, shall be distributed as principal, in the following order of priority:

(1)

to the Class A-R Certificate, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(2)

to the Class I-A-1 Certificates, the Lockout Priority Amount for such Distribution Date, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(3)

to the Class I-A-2 Certificates, the lesser of (i) $1,000 and (ii) the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(4)

to the Class I-A-3 Certificates, the lesser of (i) $500,000 and (ii) the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(5)

to the Class I-A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(6)

to the Class I-A-3 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

(7)

to the Class I-A-4 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; and

(8)

to the Class I-A-1 Certificates, in reduction of the Certificate Principal Balance thereof (without regard to the Lockout Priority Amount for such Distribution Date), until the Certificate Principal Balance thereof has been reduced to zero.

(B)

On each Distribution Date, an amount, up to the amount of the Subgroup II Principal Distribution Amount for that Distribution Date, shall be distributed as principal, to the Class II-A Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

(C)

On each Distribution Date, an amount, up to the amount of the Subgroup III Principal Distribution Amount for that Distribution Date, shall be distributed to the Class III-A Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

For purposes of all principal distributions described above with respect to the Certificates and for calculating the applicable Subgroup Senior Principal Distribution Amount, Subgroup Senior Percentage and Subgroup Senior Prepayment Percentage, the applicable Certificate Principal Balance for any Distribution Date shall be determined before the allocation of losses on the Mortgage Loans to be made on such Distribution Date.

(d)

Distributions in reduction of the Certificate Principal Balances of the Subordinate Certificates shall be made pursuant to priority (c) of clause (B) under paragraph (a) above. In accordance with such priority, the Pool Distribution Amount, if any, remaining after distributions of principal and interest on the Class or Classes of related Senior Certificates on such Distribution Date shall be allocated to the Subordinate Certificates in an amount equal to each such Class’s Allocable Share for such Distribution Date, provided that no distribution of principal shall be made on any such Class until all Classes ranking prior thereto have received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subgroup Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any Distribution Date shall be determined before the allocation of losses on the Mortgage Loans to be made on such Distribution Date.

(e)

Subject to Section 11.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 11.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(f)

Prior to each Distribution Date, the Master Servicer shall deliver a report to the Securities Administrator in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and to direct the Securities Administrator in writing to make the required distributions for the related Distribution Date (the “Remittance Report”).

Section 6.05

Allocation of Realized Losses.

(a)

On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each related Mortgage Loan that occurred during the immediately preceding calendar month.

(b)

On each Distribution Date, the related PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan and any Class PO Certificate Cash Shortfall shall be allocated to the Class PO Certificates until the Certificate Principal Balance of the Class PO Certificates is reduced to zero. With respect to any Distribution Date through the Credit Support Depletion Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any Realized Losses and any Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior Distribution Dates shall be the “Class PO Certificate Deferred Amount.” To the extent funds are available therefor on any Distribution Date through the Credit Support Depletion Date, distributions in respect of the Class PO Certificate Deferred Amount for the Class PO Certificates shall be made in accordance with priority (5) of clause (A) in Section 6.04(a) above. No interest shall accrue on the Class PO Certificate Deferred Amount.  On each Distribution Date through the Credit Support Depletion Date, the Certificate Principal Balance of the lowest ranking Class of Subordinate Certificates then outstanding shall be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such Distribution Date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the Credit Support Depletion Date, no more distributions shall be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the Class PO Certificates shall not be added to, the Class PO Certificate Deferred Amount.

(c)

The related Non-PO Percentage of the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans shall be allocated on any Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such Class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the Mortgage Loans shall be allocated on any Distribution Date to the outstanding Class or Classes of Senior Certificates (other than the Class III-S and Class X Certificates), pro rata, based upon their respective Certificate Principal Balances. The applicable Non-PO Percentage of the principal portion of any Excess Loss with respect to Mortgage Loans for any Distribution Date shall be allocated pro rata among all outstanding classes of Senior Certificates (other than the Class PO, Class III-S and Class X Certificates) based on their Certificate Principal Balances..

(d)

No reduction of the Certificate Principal Balance of any Class of Certificate (other than the Class III-S Certificates and Class X Certificates) shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Classes of such Certificates (other than the Class III-S Certificates and Class X Certificates) as of such Distribution Date to an amount less than the aggregate Scheduled Principal Balances of the Mortgage Loans as of the related Due Date (the “Loss Allocation Limit.”).

(e)

All Realized Losses to be allocated to the Certificate Principal Balances of all related Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

(f)

All Realized Losses and all other losses allocated to a Class of Certificates hereunder shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(g)

In addition, in the event that the Servicer receives any Subsequent Recoveries, the Servicer shall deposit such funds into the Distribution Account pursuant to Section 5.08. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the related Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate Certificates pursuant to this Section 6.05. Holders of Certificates shall not be entitled to any payment in respect of current interest on the amount of increases described herein for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each related Subordinate Certificate of such Class in accordance with its respective Percentage Interest.

Section 6.06

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Master Servicer and the Depositor a statement (the “Monthly Statement”) setting forth for the Certificates:

(i)

the applicable record dates, accrual periods, determination dates for calculation distributions and general Distribution Dates;

(ii)

with respect to the mortgage pool and each Subgroup, the total cash flows received and the general sources thereof;

(iii)

the amount of the Master Servicing Fees paid or retained by the Master Servicer for the related Due Period;

(iv)

with respect to each Subgroup, the amount of the related distribution to Holders of each related Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

(v)

the amount of any distribution to Holders of each Class allocable to interest;

(vi)

the amount of such distribution to Holders of each related Class allocable to interest;

(vii)

any accrued but unpaid interest for the related Certificates;

(viii)

the Certificate Principal Balance or Notional Amount of each related Class before and after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

(ix)

the number and the aggregate of the Scheduled Principal Balances of all of the related Mortgage Loans for the related Distribution Date;

(x)

the amount of the Servicing Fees paid to or retained by the Servicer for the related Due Period;

(xi)

the Pass-Through Rate for each Class of Certificates with respect to the current Interest Accrual Period;

(xii)

the amount of Advances included in the distribution on such Distribution Date;

(xiii)

the cumulative amount of Applied Realized Loss Amounts to date;

(xiv)

the number and aggregate principal amounts of Mortgage Loans calculated using the MBA method, (A) (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 or more days Delinquent, (B) in foreclosure and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 or more days Delinquent and (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 or more days Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xv)

any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

(xvi)

the total number and principal balance of any real estate owned or REO Properties as of the end of the related Prepayment Period;

(xvii)

the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the last day of the calendar month preceding such Distribution Date;

(xviii)

the Realized Losses during the related Prepayment Period and the cumulative Realized Losses through the end of the preceding month;

(xvix)

unless set forth in the report on Form 10-D for such Distribution Date, if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time; and

(xx)

the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, if applicable, as of the close of business on the applicable Distribution Date.

The Securities Administrator may make the foregoing Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way Monthly Statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

(b)

The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and the Servicer. The Securities Administrator shall make available a copy of each statement provided pursuant to this Section 6.06 to each Rating Agency.

(c)

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Certificateholder, the information set forth in clauses (a)(i) and (a)(ii) of this Section 6.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)

Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)

The original projected principal and interest cash flows on the Closing Date on each class of related Regular Interests and related Residual Interests created hereunder and on the related Mortgage Loans, based on the Prepayment Assumption;

(ii)

The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each related class of Regular Interests and Residual Interests created hereunder and the related Mortgage Loans, based on the Prepayment Assumption;

(iii)

The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)

The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each related class of Regular Interests or Residual Interests created hereunder and to the related Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)

The treatment of losses realized with respect to the related Mortgage Loans or the Regular Interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such Regular Interests or bad debt deductions claimed with respect to the related Mortgage Loans;

(vi)

The amount and timing of any non-interest expenses of a REMIC; and

(vii)

Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 10.12.

ARTICLE VII
THE CERTIFICATES

Section 7.01

The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-3. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination		Integral Multiple in Excess of Minimum		Initial Certificate Principal Balance	Pass-Through Rate
I-A-1		$100,000		$1,000	$17,065,000.00	Class I-A-1 Pass-Through Rate
I-A-2		$100,000		$1,000	$36,900,000.00	Class I-A-2 Pass-Through Rate
I-A-3		$100,000		$1,000	$34,691,600.00	Class I-A-3 Pass-Through Rate
I-A-4		$100,000		$1,000	$7,313,300.00	Class I-A-4 Pass-Through Rate
II-A		$100,000		$1,000	$232,991,100.00	Class II-A Pass-Through Rate
III-A		$100,000		$1,000	$123,989,100.00	Class III-A Pass-Through Rate
III-S		$100,000		$1,000	$(3)	Class III-S Pass-Through Rate
PO		$100,000		$1,000	$1,560,764.00	N/A(2)
X		$1,000,000		$1,000	$(3)	Class X Pass-Through Rate
A-R		$100%		$1,000	$$100.00	N/A(2)
B-1		$100,000	$	N/A	$13,750,200.00	Class B-1 Pass-Through Rate
B-2	$$	100,000	$	N/A	$10,501,200.00	Class B-2 Pass-Through Rate
B-3	$$	100,000	$	N/A	$8,000,200.00	Class B-3 Pass-Through Rate
B-4	$$	100,000	$	N/A	$6,749,100.00	Class B-4 Pass-Through Rate
B-5		$100,000		$1,000	$3,251,100.00	Class B-5 Pass-Through Rate
B-6		$100,000		$1,000	$3,250,899.00	Class B-6 Pass-Through Rate

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each of the Certificates that represents one or more Regular Interests in REMIC III.

(2)

The Class PO and Class A-R Certificates are not entitled to distributions in respect of interest.

(3)

The Class III-S Certificates and the Class X Certificates do not have a Certificate Principal Balance. The Class III-S Certificates have an initial Notional Amount equal to $123,989,100 and for any subsequent Distribution Date, the Class III-S Certificates will have a Notional Amount equal to the Class Certificate Principal Balance of the Class III-A Certificates immediately preceding such Distribution Date.  The Class X Certificates have an initial Notional Amount equal to  $16,891,120 and for any subsequent Distribution Date, the Class X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans with a Net Mortgage Rate greater than or equal to 7.500% per annum as of the Cut-off Date.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 7.02

Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 7.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)

No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit D (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit E (the “Investment Letter”) or Exhibit F (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel addressed to the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator or the Trustee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Sponsor, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No Transfer of an ERISA Restricted Certificate shall be made unless either (i) the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code, or a trustee of any such plan or any other person acting on behalf of any such plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the Trustee, the Master Servicer, the Servicer, the Depositor and the Securities Administrator and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Servicer, the Depositor or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Servicer, the Depositor or the Securities Administrator, or, in the case of an ERISA Restricted Certificate other than the Class R Certificate, the transferee provides a representation, or deemed representation in the case of the Global Certificate, that such transferee is an insurance company, such transferee is purchasing such ERISA Restricted Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such ERISA Restricted Certificate are covered under Sections I and III of PTCE 95-60.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA and/or a plan subject to Section 4975 of the Code without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. None of the Trustee, the Securities Administrator or the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and none of the Trustee, the Securities Administrator or the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. None of the Trustee, the Securities Administrator or the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 7.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee and the Securities Administrator shall each be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Securities Administrator shall be paid and delivered by the Trustee or the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit C.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 7.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 7.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 7.02(b) and this Section 7.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

(v)

The Master Servicer shall make available within 60 days of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 7.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel addressed to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Sponsor, the Master Servicer or the Servicer to the effect that the elimination of such restrictions will not cause any REMIC created hereby to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Securities Administrator and furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 7.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Sponsor, the Securities Administrator or the Master Servicer.

(e)

Subject to Subsection 7.02(i), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with Subsection 7.02(b) and in accordance with the rules of the Depository:

(i)

In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Securities Administrator shall register such transfer only upon compliance with the provisions of Subsection 7.02(b).

(ii)

In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities Administrator shall register such transfer only upon compliance with the provisions of Subsection 7.02(b).

(iii)

In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iv)

No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB.

(f)

Subject to Subsection 7.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 7.02(e) and in accordance with the rules of the Depository:

(i)

A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)

A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iii)

A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(g)

(i)  Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii)

Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Securities Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(h)

Any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate shall bear the applicable legends set forth in Exhibit A-2.

(i)

Subject to the restrictions on transfer and exchange set forth in this Section 7.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 7.01 above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator and the Securities Administrator in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator and the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

Neither the Trustee nor the Securities Administrator nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Securities Administrator, the Trustee or the Master Servicer as a result of such attempted or purported transfer. Neither the Trustee nor the Securities Administrator shall have any liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 7.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 7.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 7.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 7.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 7.04

Persons Deemed Owners.

The Securities Administrator, the Trustee and any agent of the Securities Administrator or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee nor any agent of the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

Section 7.05

Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 7.06

Book-Entry Certificates.

The Certificates (other than the Class A-R Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 7.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 7.08:

(a)

the provisions of this Section shall be in full force and effect;

(b)

the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)

registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

(d)

the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 7.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)

the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)

the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)

to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

The Class A-R Certificates shall initially be held in fully registered certificated form. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Depositor (with the assistance of the Trustee) will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.  If at anytime there are to be Global Certificates, the Global Certificates shall be delivered to the Depository by the Depositor or deposited with the Trustee as custodian for the Depository.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

Section 7.07

Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 7.08

Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Trustee and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 7.09

Maintenance of Office or Agency.

The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VIII
THE SERVICER AND THE MASTER SERVICER

Section 8.01

Liabilities of the Depositor, the Servicer, the Sponsor and the Master Servicer.

Each of the Depositor, the Servicer, the Sponsor and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 8.02

Merger or Consolidation of the Depositor, the Servicer or the Master Servicer.

(a)

Each of the Depositor, the Servicer and the Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the other Transaction Documents to which it is  a party, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement and the other Transaction Documents to which it is  a party.

(b)

Any Person into which the Depositor, the Servicer or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer, shall be the successor of the Depositor, the Servicer or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.03

Indemnification.

(a)

The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including the powers of attorney delivered pursuant to Sections 4.01 and 4.06 hereof, the Custodial Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Sponsor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)

The Securities Administrator agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including the Custodial Agreement or the Certificates (i) related to the Securities Administrator’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Securities Administrator and the Sponsor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Securities Administrator of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(c)

The Servicer agrees to indemnify the Indemnified Persons and to hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Persons may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Servicer shall immediately notify the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Master Servicer and the Trustee and with counsel reasonably satisfactory to the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure to so notify the Servicer shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 8.03(c) shall survive termination of this Agreement.

(d)

Each Attesting Party shall indemnify and hold harmless the Securities Administrator, the Master Servicer, the Depositor, the Servicer and the Sponsor, as applicable, and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Attesting Party of any of its obligations hereunder relating to its obligations as an Attesting Party, including particularly its obligations to provide any assessment of compliance, attestation report or compliance statement required under Section 4.17, any Back-up Certification or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or material omission in any information, data or materials provided by such Attesting Party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in (x) any compliance certificate delivered by it, or by any Subservicer or Subcontractor engaged by it, pursuant to this Agreement, (y) any assessment or attestation delivered by or on behalf of it, or by any Subservicer or Subcontractor engaged by it, pursuant to this Agreement, or (z) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information concerning the Securities Administrator or the Master Servicer and provided by either of them), or (c) the negligence, bad faith or willful misconduct of such Attesting Party in connection with its performance hereunder relating to its obligations as an Attesting Party.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator, the Depositor, the Master Servicer or the Sponsor, then each Attesting Party agrees that it shall contribute to the amount paid or payable by the Securities Administrator, the Master Servicer, the Depositor and the Sponsor as a result of any claims, losses, damages or liabilities incurred by the Securities Administrator, the Master Servicer, the Depositor or the Sponsor in such proportion as is appropriate to reflect the relative fault of the Securities Administrator, the Master Servicer, the Depositor or the Sponsor on the one hand and such Attesting Party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

Section 8.04

Limitations on Liability of the Depositor, the Servicer, the Sponsor, the Master Servicer and Others.

Subject to the obligation of the Sponsor, the Servicer and the Master Servicer to indemnify the Indemnified Persons pursuant to Section 8.03:

(a)

Neither the Depositor, the Servicer, the Master Servicer, the Sponsor nor any of the directors, officers, employees or agents of the Depositor, the Servicer, the Master Servicer and the Sponsor shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Master Servicer, the Sponsor or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)

The Depositor, the Servicer, the Master Servicer, the Sponsor and any director, officer, employee or agent of the Depositor, the Servicer, the Master Servicer and the Sponsor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)

The Depositor, the Servicer, the Master Servicer, the Sponsor the Securities Administrator, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Servicer, the Master Servicer, the Sponsor, the Securities Administrator, the Trustee or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Custodial Agreement or the Certificates (except with respect to the Master Servicer only, to the extent that the Master Servicer is indemnified by the Servicer under this Agreement), other than (i) any such loss, liability or expense related to the Servicer’s or the Master Servicer’s failure to perform its respective duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, or (ii) any such loss, liability or expense incurred by reason of the Servicer’s, the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)

None of the Depositor, the Servicer, the Master Servicer or the Sponsor shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 5.09. Nothing in this Subsection 8.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 4.01(a).

(e)

In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)

The Master Servicer shall not be liable for any acts or omissions of the Servicer, except as otherwise expressly provided herein.

Section 8.05

Master Servicer and Servicer Not to Resign.

(a)

Except as provided in Section 8.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior written consent of the Trustee (which consent shall not be unreasonably withheld) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect, addressed to and delivered to, the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 9.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

(b)

The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon the assignment of its servicing duties with respect to all or a portion of the Mortgage Loans to an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing that has a net worth of not less than $10,000,000 and with the prior written consent of the Master Servicer (which consent shall not be unreasonably withheld) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect addressed to and delivered, to the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No appointment of a successor to the Servicer shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in clause (i) above and (c) such successor has agreed to assume the obligations of the Servicer hereunder to the extent of the Mortgage Loans to be serviced by such successor. The Servicer shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer and the Trustee. No such resignation shall become effective until a Qualified Successor or the Master Servicer shall have assumed the Servicer’s responsibilities and obligations hereunder. The Servicer shall notify the Master Servicer, the Trustee and the Rating Agencies of the resignation of the Servicer or the assignment of all or a portion of its servicing duties hereunder in accordance with this Section 8.05.

Section 8.06

Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Sponsor or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Sponsor or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer without the consent of all of the Certificateholders.

Section 8.07

Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which (or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement.

ARTICLE IX
DEFAULT; TERMINATION OF MASTER SERVICER;
TERMINATION OF THE SERVICER

Section 9.01

Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i)

any failure by the Master Servicer to remit to the Securities Administrator any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder or any Advance required to be made by it pursuant to this Agreement, which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)

any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)

the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v)

the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 8.05 or 8.07; or

The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Advance required to be made by the Master Servicer (other than a Nonrecoverable Advance) by noon New York City time on the Distribution Date.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, by notice in writing to the Master Servicer, with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 9.02 (a “Successor Master Servicer” and, if applicable, “Successor Securities Administrator”). Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article VI, subject, in the case of the Trustee, to Section 9.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer and, if applicable, the terminated Securities Administrator, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII or Article X. The Master Servicer and, if applicable, the Securities Administrator agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s and, if applicable, the Securities Administrator’s responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Distribution Account maintained pursuant to Section 5.08, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default known to the Trustee.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 5.05 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 9.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance  the nonpayment of which was an Event of Default described in clause (vii) of this Section 9.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 9.02

Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 9.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however that, pursuant to Article VI hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnifications that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or if such Advance would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer (or the Securities Administrator, if applicable) hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer (or the Securities Administrator, if applicable) hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement with respect to which the Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor, the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 9.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 9.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 4.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer and the Securities Administrator to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 10.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 4.04.

Section 9.03

Notification to Certificateholders and Rating Agencies.

(a)

Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

Section 9.04

Waiver of Defaults.

The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing not less than 51% of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

Section 9.05

Servicer Default.

In case one or more of the following events of default by the Servicer (each, a “Servicer Default”) shall occur and be continuing, that is to say:

(i)

any failure by the Servicer to remit to the Master Servicer any payment including any Advance required to be made under the terms of this Agreement on any Remittance Date; or

(ii)

failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than Sections 3.13 or 3.14) on the part of the Servicer set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

the Servicer attempts to assign its right to servicing compensation (other than any Excess Servicing Fee) hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

(vii)

the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer’s ability to perform its obligations hereunder; or

(viii)

failure by the Servicer to duly perform, within the required time period, its obligations under Sections 4.16, 4.17 or 4.18.

then, and in each and every such case, so long as a Servicer Default shall not have been remedied, the Master Servicer, by notice in writing to the Servicer may, in addition to whatever rights the Master Servicer and the Trustee on behalf of the Certificateholders may have under Section 8.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Master Servicer’s possession all Mortgage Files relating to the Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to its Protected Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any related REO Property.

Section 9.06

Waiver of Servicer Defaults.

The Master Servicer, with the consent of the Trustee, may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X
CONCERNING THE TRUSTEE AND THE
SECURITIES ADMINISTRATOR

Section 10.01

Duties of Trustee and Securities Administrator.

(a)

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person’s own affairs.

(b)

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are, on their face, in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)

On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the related Certificateholders from related funds in the Distribution Account as provided in Sections 6.04 and 11.02 herein based solely on the applicable Remittance Report.

(d)

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)

Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)

Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)

The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)

The Securities Administrator shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Securities Administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon);

(vi)

The Trustee shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vii)

Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(viii)

None of the Securities Administrator, the Master Servicer, the Sponsor, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Servicer hereunder.

(e)

All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement shall be promptly so deposited by the Securities Administrator.

Section 10.02

Certain Matters Affecting the Trustee and the Securities Administrator.

(a)

Except as otherwise provided in Section 10.01:

(i)

The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor, the Servicer or the Master Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)

Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)

The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer which consents will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)

Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(viii)

Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 10.07; and

(ix)

Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

Section 10.03

Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Section 2.02 of this Agreement. The Securities Administrator’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 10.04

Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 10.05

Trustee’s and Securities Administrator’s Fees and Expenses.

The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement with the Master Servicer and at the expense of the Master Servicer. In addition, the Trustee and the Securities Administrator shall be entitled to recover from the Distribution Account pursuant to Section 5.09 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, or in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 10.06

Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by Fitch, Inc. with respect to their long-term rating and rated “BBB” or higher by Standard & Poor’s and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 10.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies (which consent shall not be unreasonably withheld). The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.08.

Section 10.07

Insurance.

The Securities Administrator, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Securities Administrator as to the Securities Administrator’s compliance with this Section 10.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 10.08

Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Sponsor, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee or the Securities Administrator, as applicable, and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, each Master Servicer and the successor trustee or successor securities administrator, as applicable.

The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to each of the Master Servicer, the Trustee or Securities Administrator so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to each Rating Agency by the Trustee or successor trustee.

Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or securities administrator pursuant to any of the provisions of this Section 10.08 shall become effective upon acceptance of appointment by the successor trustee or securities administrator as provided in Section 10.09 hereof.

Section 10.09

Successor Trustee or Securities Administrator.

Any successor trustee or securities administrator appointed as provided in Section 10.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or securities administrator shall become effective and such successor trustee or securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

No successor trustee or securities administrator shall accept appointment as provided in this Section 10.09 unless at the time of such acceptance such successor trustee or securities administrator shall be eligible under the provisions of Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or securities administrator as provided in this Section 10.09, the successor trustee or securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 10.10

Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.11

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 10.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.12

Tax Matters.

The Securities Administrator shall elect that each REMIC created hereby shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.  It is intended that the Trust Fund shall constitute one or more REMICs, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent for so long as it is also Master Servicer (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee and/or the Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and furnish or cause to be furnished, to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make, or cause to be made, elections on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record Holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the penultimate paragraph of this Section 10.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee, the Securities Administrator at the written request of the Trustee, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 10.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) neither the Trustee nor the Master Servicer shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee, or at the written request of the Trustee, the Securities Administrator, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the related Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator, as applicable, that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereby as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereby after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any REMIC created hereby, and is, in each case, attributable to the activities of any REMIC created hereby and not paid as otherwise provided for herein, such tax shall be paid (i) by the Trustee or the Securities Administrator, if any such tax arises out of or results from a breach by the Trustee or the Securities Administrator, respectively, of any of its obligations under this Agreement, (ii) by any party hereto (other than the Trustee or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), first with amounts otherwise to be distributed to the Class A-R Certificateholders, and second, with amounts otherwise to be distributed to all remaining Classes of Certificates, on a pro rata basis, based on the amounts to be distributed.  Notwithstanding anything to the contrary contained herein, the liability of the Trustee and the Securities Administrator pursuant to this Article X shall not be joint and several and in no case shall the Trustee or the Securities Administrator be liable for the other’s actions or omissions.

Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Class A-R Certificates (and, if necessary, from the Holders of the other related Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its Remittance Report instructions as to distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator, on written request by the Trustee, agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

The Trustee and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 10.12, it will promptly notify and provide such information to such other party. Notwithstanding anything in this Agreement to the contrary, the Trustee agrees that, in the event that the Trustee obtains actual knowledge that the Securities Administrator has breached any of its obligations pursuant to this Section 10.12, the Trustee shall, upon written notice to the Securities Administrator, terminate the Securities Administrator and, at the direction of the Depositor, appoint a successor securities administrator.

ARTICLE XI
TERMINATION

Section 11.01

Termination upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee created hereby with respect to the Trust shall terminate, upon the earlier of (a) the purchase by the Servicer of all of the Mortgage Loans (and related REO Properties) remaining in the Trust Fund has been reduced to less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date at a price (the “Mortgage Loan Purchase Price”) equal to the sum of (i) 100% of the Scheduled Principal Balance of each related Mortgage Loan (other than in respect of related REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property (up to the Scheduled Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of pocket costs of the Servicer or the Master Servicer, including unreimbursed servicing advances and any unreimbursed Advances made on the Mortgage Loans prior to the exercise of such repurchase right and (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 10.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and the disposition of all related REO Property and (ii) the distribution to the Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In addition, if the Servicer or its designee does not exercise the option to purchase all of the remaining assets of the Trust Fund as described above, the Master Servicer may purchase all of the remaining assets of the Trust Fund on or after the first Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund has been reduced to less than or equal to 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

In no event shall the Trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the related Latest Possible Maturity Date.

Section 11.02

Final Distribution on the Certificates.

If on any Determination Date, (i) the Master Servicer determines that there are no related Outstanding Mortgage Loans and no other funds or assets in the Trust other than the funds in the Distribution Account, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the related Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence shall be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator specified in the final distribution notice to related Certificateholders. If the Servicer or its designee, or the Master Servicer, as applicable, elects to terminate the Trust pursuant to Section 11.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Servicer or its designee, or the Master Servicer, as applicable, shall notify the Depositor, the Securities Administrator, the Trustee of the date the Servicer or its designee or the Master Servicer intends to terminate the Trust. The Master Servicer shall remit the related Mortgage Loan Purchase Price to the Securities Administrator on the Business Day prior to the Distribution Date for such Optional Termination by the Servicer or its designee, or the Master Servicer, as applicable.

Notice of any termination of the Trust, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to related Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the related Certificates shall be made upon presentation and surrender of related Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to related Certificateholders.

In the event such notice is given, the Master Servicer shall cause all related funds to be remitted to the Securities Administrator for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the related Certificates. Upon receipt of written notice of such final deposit with respect to the Trust and the receipt by the Trustee of a Request for Release therefor, the Trustee or the Custodian shall promptly release to the Master Servicer, as applicable the Mortgage Files for the related Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

Upon presentation and surrender of the related Certificates, the Securities Administrator shall cause to be distributed to related Certificateholders of each Class in accordance with the Remittance Report the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

Section 11.03

Additional Termination Requirements.

(a)

Upon exercise by the Master Servicer or the Servicer or its designee, as applicable, of its purchase option as provided in Section 11.01, the Trust shall be terminated in accordance with the following additional requirements, unless each of the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel addressed to the Trustee, at the expense of the Master Servicer or the Servicer or its designee, as applicable, to the effect that the failure of the Trust to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)

The Master Servicer or the Servicer or its designee, as applicable, shall establish a 90-day liquidation period for each REMIC created hereby and notify the Trustee and Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for each such REMIC pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer or the Servicer or its designee, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder with respect to each REMIC related to the terminated Trust, as evidenced by an Opinion of Counsel addressed to the Trustee obtained at the expense of the Master Servicer or the Servicer or its designee, as applicable;

(2)

During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Securities Administrator as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

(3)

At the time of the making of the final payment on the related Certificates, the Securities Administrator as agent for the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Residual Certificates all cash on hand (other than cash retained to meet claims), and each REMIC created hereby shall terminate at that time.

(b)

By their acceptance of the related Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and plan of liquidation for the Trust Fund, which authorization shall be binding upon all successor related Certificateholders.

(c)

The Securities Administrator, as agent for each related REMIC, hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer or the Servicer or its designee, as applicable, and the receipt of the Opinion of Counsel referred to in Section 11.03(a)(1), and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or the Servicer or its designee, as applicable.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.01

Amendment.

This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Distribution Account maintained by the Securities Administrator or the Protected Account maintained by the Servicer is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each REMIC created hereby, as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC created hereby pursuant to the Code that would be a claim against any REMIC created hereby at any time prior to the final redemption of the Certificates, provided that the Trustee have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any REMIC created hereby to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any REMIC created hereby or the Certificateholders or cause any REMIC created hereby to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee (i) that such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.  The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Section 12.02

Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

Section 12.04

Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Sponsor to the Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of the Agreement.

Section 12.05

Notices.

(a)

The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

Any material change or amendment to this Agreement;

The occurrence of any Event of Default that has not been cured;

The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

With respect to any Mortgage Loan, the repurchase or substitution of related Mortgage Loans pursuant to Sections 2.02, 2.03, 4.20 and 11.01; and

The final payment to Certificateholders.

(b)

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel; (ii) in the case of the Sponsor or the Servicer, SunTrust Mortgage, Inc., 901 Semmes Avenue, Richmond, Virginia 23224, Attention: Robert G. Partlow, with a copy to Aisha J. Bullard, Esq., or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (iv) in the case of the Master Servicer or the Securities Administrator, P. O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: STALT 2006-1F or such other address as may be hereafter furnished to the other parties hereto by the Securities Administrator in writing, (v) in the case of the Rating Agencies, (x) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring and (y) Fitch Ratings, Inc., One State Street Plaza, New York, New York 10004, Attention:  Residential Mortgages. Any notice delivered to the Sponsor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 12.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07

Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 8.07, this Agreement may not be assigned by the Master Servicer, the Sponsor or the Depositor.

Section 12.08

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Securities Administrator, as appropriate, a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Securities Administrator, as appropriate to institute such action, suit or proceeding in its own name as Trustee or the Securities Administrator, as appropriate, hereunder and shall have offered to the Trustee or the Securities Administrator, as appropriate, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, as appropriate, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder, the Trustee or the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 12.09

Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the party requesting such inspection, subject to such party’s right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 10.05 hereof).

Section 12.10

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

*     *      *

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Sponsor, the Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED
SECURITIES I LLC, as Depositor

By: /s/Matthew Perkins

Name: Matthew Perkins

Title: CEO & President

SUNTRUST MORTGAGE, INC.,
as Sponsor and Servicer

By:  /s/ Rose T. Burton

Name: Rose T. Burton

Title: First Vice President

WELLS FARGO BANK, N.A.,
as Securities Administrator and Master Servicer

By:  /s/ Peter A. Gobell

Name: Peter A. Gobell

Title:Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

By:  /s/ Fernando Acebedo

Name: Fernando Acebedo

Title: Vice President

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On this 30th day of May, 2006, before me, a notary public in and for said State, appeared Matthew Perkins, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

    /s/   Jeanne Haney

Notary Public

[Notarial Seal]

JEANNE HANEY

Notary Public, State of New York

No. 02HA6070028

Qualified in New York County

Commission Expires February 19, 2010

STATE OF MARYLAND

)

)

ss.:

COUNTY OF BALTIMORE

)

On this 30th day of May, 2006, before me, a notary public in and for said State, appeared Peter A. Gobell, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, N.A. that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

    /s/  Graham M. Oglesby

Notary Public

[SEAL]

GRAHAM M. OGLESBY

NOTARY PUBLIC

BALTIMORE CITY

MARYLAND

MY COMMISSION EXPIRES JANUARY 7 2009

STATE OF VIRGINIA

)

)

ss.:

COUNTY OF Richmond

)

On this 30th day of May, 2006, before me, a notary public in and for said State, appeared Rose T. Burton, personally known to me on the basis of satisfactory evidence to be an authorized representative of SunTrust Mortgage, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   /s/  Allison M. Rowe

Notary Public

[Notarial Seal]

Allison M. Rowe

Notary Public

Common Wealth of Virginia

STATE OF New York

)

)

ss.:

COUNTY OF Manhattan

)

On this 30th day of May, 2006, before me, a notary public in and for said State, appeared Fernando Acebedo, personally known to me on the basis of satisfactory evidence to be an authorized representative of HSBC Bank USA, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

    /s/ Ecliff C. Jackman

Notary Public

ECLIFF C. JACKMAN

No. 01Ja6112150

Notary Public State of New York

Qualified in New York County

My Commission Expires 06/28/08

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS [_-[_]A-_][_-X-_][_-PO] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[For Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A, Class III-A and Class PO Certificates] THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON.  ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1	[Adjustable][Fixed] Pass-Through Rate

Class [_-[_]A-_][_-X-_][_-PO] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2006	Aggregate Initial Certificate [Principal Balance][Notional Amount] of this Certificate as of the Cut-off Date: $[_____________]

First Distribution Date: June 26, 2006	Initial [Certificate Principal][Notional] Balance of this Certificate as of the Cut-off Date: $[_____________]

Master Servicer: Wells Fargo Bank, N.A.	CUSIP: ___________

Assumed Final Distribution Date: April 25, 2036

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-1F

evidencing a percentage interest in the distributions allocable to the Class  [_-[_]A-_][_-X-_][_-PO] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by SunTrust Mortgage, Inc. (“SunTrust”) to BSABS I. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), SunTrust Mortgage, Inc., as seller and company, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

 [For Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A, Class III-A and Class PO Certificates] [Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs] [Interest on this Certificate will accrue  on the one-month period commencing on the 25th day of the month prior to the month in which that Distribution Date occurs (or with respect to the first accrual period, May 25, 2006) and ending on the 24th day of the month in which that Distribution Date occurs] on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the [close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs] [the business day preceding the applicable Distribution Date so long as the Certificates remain in book-entry form; and otherwise, shall be the last business day of the month preceding the month in which such Distribution Date occurs], an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.][The Class III-S and Class X Certificates have no Certificate Principal Balances.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. [The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable thereto.][The Initial Notional Amount of this Certificate is set forth above.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes.  Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

SunTrust or its designee will have the right to purchase all remaining Mortgage Loans and REO properties and thereby effect early retirement of all of the Certificates on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust has been reduced to less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. In addition, if SunTrust or its designee does not exercise the option to purchase all of the remaining assets of the Trust Fund as described above, the Master Servicer may purchase all of the remaining assets of the Trust Fund on or after the first Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund has been reduced to less than or equal to 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.  In no event, however, will the Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this

Certificate to be duly executed.

Dated: May 30, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_-[_]A-_][_-X-_][_-PO] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to                                                                                                                                                      ,

for the account of                                                                                                                             ,

account number___________, or, if mailed by check, to                                                                ,

Applicable statements should be mailed to                                                                                     ,

                                                                                                                                                          ,

This information is provided by                                                                                                        ,

the assignee named above, or                                                                                                            ,

as its agent.

EXHIBIT A-2

FORM OF CLASS [_]-B-[_] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND THE CLASS _-B-_ CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[For Class B-1, Class B-2 and Class B-3] BY VIRTUE OF ITS ACQUISITION EACH BENEFICIAL OWNER OF THIS CERTIFICATE OR ANY INTEREST HEREIN, IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION, SHALL BE DEEMED TO HAVE REPRESENTED, , THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”),  OR INVESTING WITH ASSETS OF A PLAN OR (II) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST HEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT”, AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (PTCE 95-60), AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

[For Class B-4, Class B-5 and Class B-6][THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE CERTIFICATE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

[For Class B-4, Class B-5 and Class B-6] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF, ANY SUCH PLAN UNLESS IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(E) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE WHICH IS NOT A BOOK-ENTRY CERTIFICATE.

Certificate No.1	Adjustable Pass-Through Rate

CLASS [_]-B-[_] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

First Distribution Date: June 26, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

Master Servicer: Wells Fargo Bank, N.A.	CUSIP: _______________

Assumed Final Distribution Date: [April 25, 2036] [March 25, 2036] [For Class B-4, Class B-5 and Class B-6]

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-1F

evidencing a percentage interest in the distributions allocable to the Class [_]-B-[_]  Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ________________  is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by SunTrust Mortgage, Inc. (“SunTrust”) to BSABS I. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), SunTrust Mortgage, Inc., as seller and company, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For the Class B-4, Class B-5 and Class B-6 Certificates] [Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.]

[Interest on this Certificate will accrue from the calendar month preceding the month in which a Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

[For the Class B-4, Class B-5 and Class B-6 Certificates] [No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

[For Class B-1, Class B-2 and Class B-3 Certificates] [By virtue of its acquisition, each beneficial owner of this Certificate or any interest herein, if its rating is below investment grade upon acquisition, shall be deemed to have represented that either (i) it is not an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended or section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”),  or investing with assets of a Plan or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest herein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes.  Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

[For the Class B-4, Class B-5 and Class B-6 Certificates] [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets that such transferee is not acquiring such Certificate directly or indirectly for, or on behalf of, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”), nor a person acting on behalf of any such Plan nor a person using the assets of, any such Plan unless if such transferee is an insurance company, such transferee is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, which will be deemed represented by an owner of a book-entry Certificate and will be evidenced by a representation by or on behalf of a holder of a Certificate which is not a book-entry Certificate. This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.]

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

SunTrust or its designee will have the right to purchase all remaining Mortgage Loans and REO properties and thereby effect early retirement of all of the Certificates on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust has been reduced to less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. In addition, if SunTrust or its designee does not exercise the option to purchase all of the remaining assets of the Trust Fund as described above, the Master Servicer may purchase all of the remaining assets of the Trust Fund on or after the first Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund has been reduced to less than or equal to 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.  In no event, however, will the Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this

Certificate to be duly executed.

Dated: May 30, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_]-B-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to                                                                                                                                                      ,

for the account of                                                                                                                             ,

account number___________, or, if mailed by check, to                                                                ,

Applicable statements should be mailed to                                                                                     ,

                                                                                                                                                          ,

This information is provided by                                                                                                        ,

the assignee named above, or                                                                                                            ,

as its agent.

EXHIBIT A-3

FORM OF CLASS [_]-R-[_] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS= COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.  NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

CLASS [_]-R-[_]
Percentage Interest: 100%
Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2006

First Distribution Date: June 26, 2006

Master Servicer: Wells Fargo Bank, N.A.
CUSIP: [____________]
Assumed Final Distribution Date: April 25, 2036

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-1F

evidencing a percentage interest in the distributions allocable to the CLASS [_]-R-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that __________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by SunTrust Mortgage, Inc. (“SunTrust”) to BSABS I. Wells Fargo Bank, N.A. will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), SunTrust Mortgage, Inc. as seller and company, Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes.  Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

SunTrust or its designee will have the right to purchase all remaining Mortgage Loans and REO properties and thereby effect early retirement of all of the Certificates on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust has been reduced to less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. In addition, if SunTrust or its designee does not exercise the option to purchase all of the remaining assets of the Trust Fund as described above, the Master Servicer may purchase all of the remaining assets of the Trust Fund on or after the first Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund has been reduced to less than or equal to 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.  In no event, however, will the Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 30, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the CLASS [_]-R-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

 to                                                                                                                                                ,

for the account of                                                                                                                  ,

account number___________, or, if mailed by check, to                                                    ,

Applicable statements should be mailed to                                                                          ,

                                                                                                                                              ,

This information is provided by                                                                                            ,

the assignee named above, or                                                                                               ,

as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

[provided upon request]

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.

That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.

That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the SunTrust Alternative Loan Trust 2006-1F Mortgage Pass-Through Certificates, Series 2006-1F, Class R-__ Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset Backed Securities I LLC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3.

That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a Aforeign trust,@ as defined in Section 7701 (a)(31) of the Code.

4.

That the Investor’s taxpayer identification number is ______________________.

5.

That no purpose of the acquisition of the Residual Certificates is to avoid or impede the  assessment or collection of tax.

6.

That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7.

That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day  of  _________, 20__.

[NAME OF INVESTOR]

BY:
[NAME OF OFFICER]
[TITLE OF OFFICER]
[ADDRESS OF INVESTOR FOR RECEIPT OF DISTRIBUTIONS]

ADDRESS OF INVESTOR FOR RECEIPT OF TAX INFORMATION:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________,200___

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Attention: SunTrust Alternative Loan Trust 2006-1F

Re:

SunTrust Alternative Loan Trust 2006-1F

Mortgage Pass-Through Certificates, Series 2006-1F, Class__

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of SunTrust Alternative Loan Trust 2006-1F Mortgage Pass-Through Certificates, Series 2006-1F, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2006, among Bear Stearns Asset-Backed Securities I LLC, as depositor (the “Depositor”), SunTrust Mortgage, Inc., as seller and company, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor, the Certificate Registrar and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

VERY TRULY YOURS,

(SELLER)

BY:
NAME:
TITLE:

EXHIBIT E

FORM OF INVESTMENT LETTER

[Date]

[SELLER]

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Re:

SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F (the “Certificates”), including the Class B-4, Class B-5 and Class B-6 Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)

we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)

any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)

we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)

we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)

we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)

we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B)

if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if Wells Fargo Bank, N.A. (the “Securities Administrator”) or HSBC Bank USA, National Association (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)

we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)

we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) such transferee is purchasing such Privately Offered Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Privately Offered Certificate are covered under Sections I and III of PTCE 95-60.

(ix)

We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. [In the case of the Class B-4, Class B-5 and Class B-6 Certificates:  THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF, ANY SUCH PLAN UNLESS IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(E) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE WHICH IS NOT A BOOK-ENTRY CERTIFICATE.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional AAccredited Investor@ as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of May 1, 200, between Bear Stearns Asset Backed Securities I LLC, as depositor, SunTrust Mortgage, Inc., as seller and company, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as Trustee (the “Pooling and Servicing Agreement”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:

(Authorized Officer)

[By:

Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:

(Authorized Officer)

[By:

Attorney-in-fact]

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Re:

SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F (the “Certificates”), including the Class B-4, Class B-5 and Class B-6 Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.

It owned and/or invested on a discretionary basis eligible securities (excluding affiliates securities, bank deposit notes and CDs, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.

The dollar amount set forth above is:

a.

greater than $100 million and the undersigned is one of the following entities:

(x)

[_]

an insurance company as defined in Section 2(13) of the Act (1); or

(y)

[_]

an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(z)

[_]

a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(1)

A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

(aa)

[_]

a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)

[_]

a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(cc)

[_]

a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)

[_]

a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(ee)

[_]

an investment adviser registered under the Investment Advisers Act; or

b.

[_]

greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.

[_]

less than $ 10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.

[_]

less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.

[_]

less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of May 1, 2006, among Bear Stearns Asset Backed Securities I LLC, Wells Fargo Bank, N.A., SunTrust Mortgage, Inc. and HSBC Bank USA, National Association, as Trustee, pursuant to which the Certificates were issued.

The undersigned certifies that it either is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”), nor a person acting on behalf of any such Plan nor a person using the assets of, any such Plan or such transferee is an insurance company, such transferee is purchasing such Privately Offered Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Privately Offered Certificate are covered under Sections I and III of PTCE 95-60, which will be deemed represented by an owner of a book-entry Certificate and will be evidenced by a representation by or on behalf of a holder of a Private Offered Certificate which is not a book-entry certificate.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:

(Authorized Officer)

[By:

Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:

(Authorized Officer)

[By:

Attorney-in-fact]

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:

SunTrust Bank

1001 Semmes Avenue, 3rd Floor

Mail Code RVW 4304

Richmond, VA  23224

Re:

Pooling and Servicing Agreement, dated as of May 1, 2006, between Bear Stearns Asset Backed Securities I LLC, as Depositor, SunTrust Mortgage, Inc., as seller and company, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

1.

Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

2.

Foreclosure

3.

Substitution

4.

Other Liquidation

5.

Nonliquidation

Reason:

6.

California Mortgage Loan paid in full

By:

(authorized signer)

Issuer:

Address:

Date:

EXHIBIT H

DTC Letter of Representations

[provided upon request]

EXHIBIT I

Schedule of Mortgage Loans with Lost Notes

[provided upon request]

EXHIBIT J

CUSTODIAL AGREEMENT

(To Be Attached)

EXECUTION

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of May 1, 2006, by and among HSBC BANK USA,  NATIONAL ASSOCIATION, as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), SUNTRUST MORTGAGE, INC., as sponsor (the “Sponsor”) and company (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company” or the “Servicer”), SUNTRUST BANK, as custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”) and WELLS FARGO BANK, N.A., as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”).

WITNESSETH THAT:

WHEREAS, the Depositor, the Sponsor, the Servicer, the Master Servicer, Wells Fargo Bank, as securities administrator (the “Securities Administrator”) and the Trustee have entered into a Pooling and Servicing Agreement, dated as of May 1, 2006, relating to the issuance of SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F (the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Sponsor, the Master Servicer or the Servicer under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Sponsor, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II.
CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1

Custodian to Act as Agent: Acceptance of Mortgage Files.  The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2

[Reserved].

Section 2.3

Review of Mortgage Files.

(a)

On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Sponsor and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(b)

Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Sponsor and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)

Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Sponsor and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(d)

In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectability, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4

Notification of Breaches of Representations and Warranties.  Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Servicer and the Trustee.

Section 2.5

Custodian to Cooperate: Release of Mortgage Files.  Upon receipt of written notice from the Trustee that the Sponsor has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefore has been deposited in the Distribution Account, then the Custodian agrees to promptly release to the Sponsor the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit G to the Pooling and Servicing Agreement signed by a Servicing Officer of the Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Servicer the related Mortgage File.  The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of their Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or PMI Policy, the Company or the Servicer, as applicable, shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Company or the Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the Servicer, as applicable. The Company or the Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company or the Servicer is required to deliver to the Custodian a Request for Release, the Company or the Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company or the Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Sponsor (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Loans is registered on the MERS System) and be returned to the Sponsor. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company or the Servicer, as applicable.

In connection with any prepayment in full or final Liquidation of a Mortgage Loan, the Master Servicer may (but shall not be obligated to) request the release of the related Mortgage File from the Custodian in the event that the Servicer does not do so and in such event the Custodian shall release such Mortgage File upon receipt of a Request for Release submitted in accordance with the foregoing provisions.

Section 2.6

Assumption Agreements.  In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III.
CONCERNING THE CUSTODIAN

Section 3.1

Custodian a Bailee and Agent of the Trustee.  With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Depositor, the Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2

Custodian May Own Certificates.  The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.3

Custodian’s Fees and Expenses.  The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to the Custodian’s ongoing safekeeping and release fees as agreed upon by the Custodian and the Master Servicer.  The Trust will reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Section 3.4

Custodian May Resign; Trustee May Remove Custodian.  The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer, the Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor, the Servicer and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.5

Merger or Consolidation of Custodian.  Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.6

Representations of the Custodian.  The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV.
COMPLIANCE WITH REGULATION AB

Section 4.1

Intent of the Parties; Reasonableness.  The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act.  Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable.  The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

Section 4.2

Additional Representations and Warranties of the Custodian.

(a)

The Custodian hereby represents and warrants that the information set forth in the Prospectus Supplement under the caption "Description of the Certificates – The Custodian" (the "Custodian Disclosure") does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party") as set forth on Exhibit Five hereto, unless such affiliations, relationships or transactions have been disclosed in the Prospectus Supplement.

(c)

If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party and the Securities Administrator. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3

Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor and the Securities Administrator in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor and the Securities Administrator a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Securities Administrator files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4

Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, the Custodian shall:

(a)

deliver to the Depositor and the Master Servicer a report (in form and substance reasonably satisfactory to the Depositor and the Master Servicer) regarding the Custodian’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Depositor and the Master Servicer and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

(b)

deliver to the Depositor and the Master Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor and the Master Servicer that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

Section 4.5

Indemnification; Remedies.

(a)

The Custodian shall indemnify the Depositor, each affiliate of the Depositor, SunTrust, the Master Servicer and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)

(A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii)

any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV.

(iii)

the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Article IV.

(b)

If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then the Custodian agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities incurred by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the Custodian on the other.  This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

(c)

In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor and the Master Servicer for all costs reasonably incurred by the Depositor or the Master Servicer in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

(d)

In no event shall the Custodian or its directors, officers, and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

ARTICLE V.
MISCELLANEOUS PROVISIONS

Section 5.1

Notices.  All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2

[Reserved].

Section 5.3

Amendments.  No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.  The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.4

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.5

Recordation of Agreement.  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.6

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: Attention: STALT 2006-1F Telecopy: Confirmation:	HSBC BANK USA, NATIONAL ASSOCIATION, not individually but solely as Trustee By: Name: Title:
Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By: Name: Title:
Address: 901 Semmes Avenue, Richmond Virginia 23224 Attention: Robert G. Partlow	SUNTRUST MORTGAGE, INC. By: Name: Title:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, N.A., as Master Servicer By: Name: Title:
Address: 1001 Semmes Avenue, 3rd Floor Mail Code RVW 4304 Richmond, VA 23224	SUNTRUST BANK, as Custodian By: Name: Title:

STATE OF                                         )

)

COUNTY OF                                     )

On the __ day of May 2006 before me, a notary public in and for said State, personally appeared _________________, known to me to be a(n) _________________ of HSBC BANK USA, NATIONAL ASSOCATION, a national banking association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF NEW YORK

)

) ss:

COUNTY OF NEW YORK

)

On the __ day of May 2006 before me, a notary public in and for said State, personally appeared ___________________, known to me to be a(n) ___________________ of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

 [SEAL]

STATE OF VIRGINIA

)

)

COUNTY OF                                     )

On the __ day of May 2006 before me, a notary public in and for said State, personally appeared _____________________, known to me to be an authorized representative of SunTrust Mortgage, Inc., one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF                                         )

)

COUNTY OF                                     )

On the __ day of May 2006 before me, a notary public in and for said State, personally appeared ___________________, known to me to be a(n) _________________of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF                                         )

)

COUNTY OF                                     )

On the __ day of May 2006 before me, a notary public in and for said State, personally appeared ___________________, known to me to be a(n) _________________of SunTrust Bank, a Georgia charted bank, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

May 30, 2006

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

Attn: Corporate Trust & Loan Agency/STALT 2006-1F

SunTrust Mortgage, Inc.

901 Semmes Avenue

Richmond, Virginia 23224

Attention: SunTrust Alternative Loan Trust 2006-1F Mortgage Pass Through Certificates, Series 2006-1F

Re:

Custodial Agreement, dated as of May 1, 2006, by and among HSBC Bank USA, National Association, Wells Fargo Bank, N.A., Bear Stearns Asset Backed Securities I LLC, SunTrust Mortgage, Inc. and SunTrust Bank relating to SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

SUNTRUST BANK, as Custodian

By:

Name:

Title:

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

[DATE]

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

Attn: Corporate Trust & Loan Agency/STALT 2006-1F

SunTrust Mortgage, Inc.

901 Semmes Avenue

Richmond, Virginia 23224

Attention: SunTrust Alternative Loan Trust 2006-1F Mortgage Pass Through Certificates, Series 2006-1F

Re:

Custodial Agreement, dated as of May 1, 2006, by and among HSBC Bank USA, National Association, Wells Fargo Bank, N.A., Bear Stearns Asset Backed Securities I LLC, SunTrust Mortgage, Inc. and SunTrust Bank relating to SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

SUNTRUST BANK, as Custodian

By:

Name:

Title:

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

Attn: Corporate Trust & Loan Agency/STALT 2006-1F

SunTrust Mortgage, Inc.

901 Semmes Avenue

Richmond, Virginia 23224

Attention: SunTrust Alternative Loan Trust 2006-1F Mortgage Pass Through Certificates, Series 2006-1F

Re:

Custodial Agreement, dated as of May 1, 2006, by and among HSBC Bank USA, National Association, Wells Fargo Bank, N.A., Bear Stearns Asset Backed Securities I LLC, SunTrust Mortgage, Inc. and SunTrust Bank relating to SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

SUNTRUST BANK, as Custodian

By:

Name:

Title:

EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN REPORT
ON ASSESSMENT OF COMPLIANCE

The Custodian shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria,” as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT FIVE

TRANSACTION PARTIES

Sponsor, Servicer and Seller:  SunTrust Mortgage, Inc.

Depositor:  Bear Stearns Asset Backed Securities I LLC

Trustee:  HSBC Bank USA, National Association

Securities Administrator and Master Servicer:  Wells Fargo Bank, N.A.

Originator:  SunTrust Mortgage, Inc.

Custodian:  SunTrust Bank

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT K

MORTGAGE LOAN PURCHASE AGREEMENT

EXECUTION

MORTGAGE LOAN PURCHASE AGREEMENT

among

SUNTRUST MORTGAGE, INC.

as Mortgage Loan Seller

BEAR STEARNS ASSET BACKED SECURITIES I LLC

as Purchaser

and

SUNTRUST BANK

as Guarantor

Dated as of

May 1, 2006

TABLE OF CONTENTS

Page

SECTION 1

Definitions

3

SECTION 2

Purchase and Sale of the Mortgage Loans and Related Rights

4

SECTION 3

Final Mortgage Loan Schedule

5

SECTION 4

Mortgage Loan Transfer

5

SECTION 5

Examination of Mortgage Files

7

SECTION 6

Intent of the Parties

9

SECTION 7

Representations and Warranties of the Mortgage Loan Seller Concerning

the Mortgage Loans

9

SECTION 8

Representations and Warranties Concerning the Mortgage Loan Seller

22

SECTION 9

Representations and Warranties Concerning the Purchaser

23

SECTION 10

Conditions to Closing

24

SECTION 11

Fees and Expenses

26

SECTION 12

Accountants’ Letters

27

SECTION 13

Guaranty of SunTrust Bank

28

SECTION 14

Notices

28

SECTION 15

Transfer of Mortgage Loans

28

SECTION 16

Termination

28

SECTION 17

Representations, Warranties and Agreements to Survive Delivery

29

SECTION 18

Severability

29

SECTION 19

Counterparts

29

SECTION 20

Amendment

29

SECTION 21

Governing Law

29

SECTION 22

Further Assurances

29

SECTION 23

Successors and Assigns

29

SECTION 24

The Mortgage Loan Seller

30

SECTION 25

Entire Agreement

30

SECTION 26

No Partnership

30

EXHIBITS AND SCHEDULE TO

MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1

Contents of Mortgage File

Exhibit 2

Mortgage Loan Schedule Information

Exhibit 3

Schedule of Lost Notes

Exhibit 4

Standard & Poor’s Anti-Predatory Lending Categorization

Schedule A

Required Ratings for each Class of Certificates

Schedule B

Final Mortgage Loan Schedule

MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of May 1, 2006, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and among SUNTRUST MORTGAGE, INC., a Virginia corporation (the “Mortgage Loan Seller”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”) and SunTrust Bank, a Georgia banking corporation (“SunTrust Bank”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create SunTrust Alternative Loan Trust 2006-1F, Mortgage Pass-Through Certificates, Series 2006-1F (the “Certificates”), under a pooling and servicing agreement, to be dated as of May 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, the Mortgage Loan Seller, as sponsor (in such capacity, the “Sponsor”), seller and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and as securities administrator and HSBC Bank USA, National Association, as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-131374) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Free Writing Prospectus” shall mean that free writing prospectus, dated May 23, 2006, to the Prospectus, dated April 5, 2006, and the “Prospectus Supplement” shall mean that supplement, dated May 26, 2006, to the Prospectus, dated April 5, 2006, each relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser, Bear, Stearns & Co. Inc. (“Bear Stearns”), SunTrust Capital Markets, Inc. (“SunTrust Capital”) and UBS Securities LLC (“UBS,” and together with Bear Stearns and SunTrust Capital, the “Underwriters’) have entered into a terms agreement, dated as of May 26, 2006, to an underwriting agreement, dated May 26, 2006, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.

Definitions.  Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price:  Cash in an amount equal to $             *               (plus $        *         in accrued interest), and the Retained Certificates.

Bear Stearns:  Bear, Stearns & Co. Inc.

Closing Date:  May 30, 2006.

Custodial Agreement:  An agreement, dated as of May 1, 2006 among the Depositor, the Sponsor, the Trustee and the Custodian.

Cut-off Date Balance:  Shall mean $500,013,662.91 for the Mortgage Loans.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Due Date:  With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due, as set forth in the related Mortgage Note.

Fitch: Fitch, Inc., or its successors in interest.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System:  The system of recording transfers of Mortgages electronically maintained by MERS.

MOM Loan:  With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Moody’s:  Moody’s Investors Service, Inc., or its successors in interest.

Mortgage:  The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File:  The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor:  The obligor(s) on a Mortgage Note.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person:  Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price:  With respect to any Mortgage Loan required to be purchased by the Mortgage Loan Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies:  Moody’s and Fitch, each a “Rating Agency.”

Replacement Mortgage Loan:  A mortgage loan substituted for a Deleted

Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Securities Act:  The Securities Act of 1933, as amended.

SunTrust Capital:  SunTrust Capital Markets, Inc.

Transaction Documents: This Agreement, the Pooling and Servicing Agreement and the Custodial Agreement.

UBS:  UBS Securities LLC.

Value:  The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Wells Fargo:  Wells Fargo Bank, N.A.

SECTION 2.

Purchase and Sale of the Mortgage Loans and Related Rights.

(a)

Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller hereby sells, transfers and assigns to the Purchaser, and the Purchaser hereby purchases on the Closing Date, the Mortgage Loans listed on Schedule B hereto having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance (the “Final Mortgage Loan Schedule”).  Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date, other than payments of principal and interest due on or before such date, and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, all Prepayment Charges received on or with respect to the Mortgage Loans on or after the Cut-off Date, together with all of the Mortgage Loan Seller’s right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Mortgage Loan Seller’s rights under any Insurance Policies relating to the Mortgage Loans, the Seller’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

(b)

The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of  the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in Washington, D.C. or such other place as the parties shall agree.

(c)

Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans sold by such Mortgage Loan Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

(d)

In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Pooling and Servicing Agreement.

SECTION 3.

Final Mortgage Loan Schedule.  The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date and shall be attached to this Agreement as Schedule B.  The Final Mortgage Loan Schedule shall set forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller.

SECTION 4.

Mortgage Loan Transfer.

(a)

The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof.  The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof.  Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)

Pursuant to Section 2(a) and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 3 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the Custodian on behalf of the Trustee, promptly after they are received.

(c)

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit the Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)

The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing, will ultimately be assigned pursuant to the Pooling and Servicing Agreement to HSBC Bank USA, National Association, as Trustee for the benefit of the Certificateholders, on the date hereof.

SECTION 5.

Examination of Mortgage Files.

(a)

On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, the Underwriters and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, the Underwriters and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, the Underwriters and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, the Underwriters and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)

Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the Custodial Agreement), for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)

Within 90 days of the Closing Date, the Trustee or the Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Mortgage Loan Seller and the Trustee an Interim Certification in the form attached as Exhibit Two to the Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Final Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)

The Trustee or the Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller and the Master Servicer, and if reviewed by the Custodian, the Trustee, a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or the Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), the Trustee or the Custodian on its behalf shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(e)

At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Mortgage Loan Seller and shall release or cause the Custodian to release the documents (including, but not limited to the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

SECTION 6.

Intent of the Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7.

Representations and Warranties of the Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

(a)

The information set forth in the Final Mortgage Loan Schedule on the Closing Date is complete, true and correct.

(b)

All payments required to be made prior to the Cut-off Date with respect to each Mortgage Loan have been made and no Mortgage Loan is delinquent thirty one or more days; and the Mortgage Loan Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under any Mortgage Loan.

(c)

Except with respect to taxes, insurance and other amounts previously advanced by a prior servicer with respect to any Mortgage Loan, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

(d)

The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the Mortgage Loans are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Trustee, and which have been or will be delivered to the Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the Mortgage Loans is part of the Mortgage File.

(e)

The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(f)

All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and Mortgage Loan Seller has received no notice that all premiums thereon have not been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the Stated Principal Balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense and, on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to obtain reimbursement therefor from the Mortgagor.

(g)

Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures including, the Real Estate Settlement Procedures Act of 1974, as amended, consumer credit protection, equal credit opportunity or disclosure and reporting laws and all anti-predatory lending laws applicable to the Mortgage Loan have been complied with in all material respects.

(h)

The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(i)

The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Mortgage Loan Seller has full right to sell and assign the Mortgage to the Purchaser.

(j)

The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

(k)

All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(l)

The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(m)

Immediately prior to the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser hereunder, the Mortgage Loan Seller was the sole owner and holder of the Mortgage Loan; the Mortgage Loan Seller or the Servicer was the custodian of the related escrow account, if applicable; the Mortgage Loan had neither been assigned nor pledged, and the Mortgage Loan Seller had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related servicing rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and the related servicing rights, subject to the applicable servicing agreement, to the Purchaser pursuant to the terms of this Agreement.

(n)

All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

(o)

The Mortgage Loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (i) above) the Mortgage Loan Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to each Mortgage Loan, the Mortgage Loan Seller (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(p)

Except as provided in clause (b), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration.

(q)

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

(r)

All improvements which were considered in any appraisal which was used in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(s)

The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standards, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, and a Mortgage Loan, all such payments are in the possession or under the control of the Mortgage Loan Seller (including pursuant to a Subservicing Agreement) and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

(t)

The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

(u)

The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgagor has not notified the Mortgage Loan Seller and the Mortgage Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

(v)

The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

(w)

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(x)

No Mortgage Loan contains a permanent or temporary “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan.

(y)

The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan.

(z)

The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans.

(aa)

The Mortgagor is not in bankruptcy or insolvent; and the Mortgage Loan Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan.

(bb)

Each Mortgage Loan has an original term to maturity of not more than 30 years, with interest calculated and payable in arrears on the first day of each month and has in the case of Mortgage Loans that are not Interest Only Mortgage Loans equal monthly installments of principal and interest.  Except with respect to Interest Only Mortgage Loans, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate; provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan matures at least five (5) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization.  The Monthly Payment on each Interest Only Mortgage Loan during the related interest-only period is equal to the product of the related Mortgage Interest Rate and the principal balance of such Mortgage Loan on the first day of each month and after such interest-only period.  No Mortgage Loan is a Convertible Mortgage Loan.

(cc)

Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer.  All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith.  The mortgage interest rate for the Mortgage Loan as set forth on the Final Mortgage Loan Schedule is net of any such insurance premium.

(dd)

No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

(ee)

The Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance or regulation.

(ff)

The assignment of Mortgage with respect to a Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(gg)

Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with such Mortgage Loan.

(hh)

With respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is enforceable and will be enforced by the Mortgage Loan Seller, and such Prepayment Penalty is permitted pursuant to federal, state and local law.  No Mortgage Loan will impose a prepayment penalty for a term in excess of three years from the date such Mortgage Loan was originated.  Except as otherwise set forth on the Final Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan.

(ii)

The Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling, or an individual unit in a planned unit development as defined by Fannie Mae or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination no portion of the Mortgaged Property has been used for commercial purposes.

(jj)

Each Mortgage Loan at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Free Writing Prospectus and the Prospectus Supplement and generally accepted credit underwriting guidelines.

(kk)

No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Mortgage Loan Seller or the Mortgagor.

(ll)

If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Mortgage Loan Seller’s eligibility requirements as set forth in the underwriting guidelines in the Free Writing Prospectus and the Prospectus Supplement.

(mm)

There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(nn)

None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) classified and/or defined as a “high cost home loan” (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) under any federal, state, or local law, including, but not limited to, the States of Georgia or North Carolina.

(oo)

No action has been taken or failed to be taken by the Mortgage Loan Seller on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Mortgage Loan Seller, or for any other reason under such coverage.

(pp)

Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices.  The origination, servicing and collection practices used by the Servicer with respect to each Mortgage Note and Mortgage, including without limitation the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the Fannie Mae and Freddie Mac servicing guides.  With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Servicer for any work on a Mortgaged Property which has not been completed.

(qq)

None of the Mortgage Loans originated on or after October 1, 2002 and before March 7, 2003 was secured by property located in the State of Georgia.

(rr)

Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

(ss)

At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

(tt)

No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6b Revised, Appendix E attached hereto as Exhibit 4).

(uu)

None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

(vv)

With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement.

(ww)

With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note.

(xx)

The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee.

(yy)

All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect.

(zz)

There does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation.

(aaa)

Each Mortgagor has a non-zero Credit Score and, except as otherwise set forth on the Final Mortgage Loan Schedule, a minimum Credit Score of not less than 620.

(bbb)

Except as otherwise set forth on the Final Mortgage Loan Schedule, each Mortgagor has a debt to income ratio of 60% or less.

(ccc)

Except as set forth on the Final Mortgage Loan Schedule, no first lien Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 95%.

(ddd)

As of the related Closing Date, the Mortgage Loan Seller has not received a notice of default of a Mortgage Loan which has not been cured.

(eee)

No Mortgage Loan provides for negative amortization.

(fff)

None of the Mortgage Loans are classified as a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a “high cost home,” “threshold,” “covered,” “high risk home” or “predatory” loan (or words of similar import) under any other applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(ggg)

No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility requirement of Fannie Mae’s Selling Guide.

(hhh)

The Mortgage Loan complies with all applicable consumer credit statutes and regulations, has been originated by a properly licensed entity, and in all other respects complies with all of the material requirements of any such applicable laws.

(iii)

  Unless evidenced by a certification delivered to the Trustee by the Mortgage Loan Seller or the Master Servicer to the effect that there are Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan was not prepaid in full prior to the Closing Date.

(jjj)

With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with.  Specifically, without limiting the generality of the foregoing,

(i)

all fees paid by the owner of the Mortgaged Property or such owner’s spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Mortgage Loan are reflected in the closing statement for such Mortgage Loan;

(ii)

the Mortgage Loan was closed only at the office of the mortgage lender, an attorney at law, or a title company;

(iii)

the mortgagee has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the property proposed to secure the loans is located in a certain area;

(iv)

the owner of the Mortgaged Property was not required to apply the proceeds of the Mortgage Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the mortgagee;

(v)

the owner of the Mortgaged Property did not sign any documents or instruments relating to the Loan in which blanks were left to be filled in; and

(vi)

if discussions between the mortgagee and the Mortgagor were conducted primarily in a language other than English, the mortgagee provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted.

All notices, acknowledgments and disclosure statements required by Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans are contained in the Mortgage File for each such Mortgage Loan.

(kkk)

The Mortgage Loan Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Mortgage Loan Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order of the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(lll)

The sale or transfer of the Mortgage Loan by the Mortgage Loan Seller complies with all applicable federal, state, and local laws, rules and regulations governing such sale or transfer, including without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Mortgage Loan Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

(mmm)

With respect to each Mortgage Loan, the Mortgage Loan Seller shall have obtained either (i) a transferable real estate tax service contract with a company reasonably acceptable to the Purchaser or (ii) shall reimburse to the Purchaser the cost of obtaining such contract.

(nnn)

None of the Mortgagors are foreign nationals who enjoy the benefits of either full or partial diplomatic immunity.

(ooo)

The Mortgage contains an enforceable provision, to the extent not prohibited by applicable law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(ppp)

The source of the down payment with respect to each Mortgage Loan has been fully verified by the Mortgage Loan Seller.

(qqq)

Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(rrr)

Each Mortgage Loan was originated with an initial mortgagee of record, or was originated in conformity with the underwriting standards of and purchased by a subsequent mortgagee, that was either (x) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority or (y) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(ttt)

The Mortgage Loan was originated by or for the Mortgage Loan Seller.  The Mortgage Loan complies with all the terms, conditions and requirements of the Underwriting Standards.  The Mortgage Notes and Mortgages are on forms generally acceptable to Fannie Mae or Freddie Mac.  The Mortgage Loan Seller is currently selling loans to Fannie Mae and/or Freddie Mac which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders).  The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Final Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month.  The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

(uuu)

The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.  The appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

(vvv)

Each Mortgage Loan is a “qualified mortgage” under Section 860G(a)(3) of the Internal Revenue Code, as amended, and Treasury Regulation Section 1.860G-2(a)(1).

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Final Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Final Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (hh) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Mortgage Loan Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Mortgage Loan Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

SECTION 8.

Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)

the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(b)

the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)

the execution and delivery by the Mortgage Loan Seller of this Agreement and any other Transaction Document to which it is a party has been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement or any other Transaction Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(d)

the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)

each of this Agreement and the other Transaction Document to which it is a party has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)

there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

SECTION 9.

Representations and Warranties Concerning the Purchaser.  As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)

the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(b)

the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)

the execution and delivery by the Purchaser of this Agreement or any other Transaction Document to which it is a party has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(d)

the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)

each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)

there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party.

SECTION 10.

Conditions to Closing.

(a)

The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)

Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or any of the Transaction Documents; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(2)

The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)

The Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached as Schedule B to this Agreement;

(ii)

The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(iii)

A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the articles of incorporation, by-laws and certificate of good standing of the Mortgage Loan Seller;

(iv)

One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(v)

A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(vi)

Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(3)

The Certificates to be sold to the Underwriters pursuant to the Underwriting Agreement shall have been issued and sold to the Underwriters.

(4)

The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and their respective counsel may reasonably request.

(b)

The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)

The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement or any of the Transaction Documents, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(2)

The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)

The Final Mortgage Loan Schedule;

(ii)

The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(iii)

A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the Purchaser’s certificate of formation, limited liability company agreement, and evidence as to the good standing of the Purchaser dated as of a recent date;

(iv)

One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Rating Agencies; and

(v)

Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

SECTION 11.

Fees and Expenses.  Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of PriceWaterhouseCoopers LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fees of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus, the Free Writing Prospectus and the Prospectus Supplement, and (vii) the fees and expenses of each Rating Agency (both initial and ongoing).  The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.  Subject to Section 16 hereof, the Purchaser shall pay on the Closing Date or such later date as may be agreed to by the Mortgage Loan Seller (i) the fees and expenses of the Mortgage Loan Seller’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP and (iii) the Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by the Underwriters in connection with the sale of the Certificates.  The Purchaser additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 12.

Accountants’ Letters.

(a)

PriceWaterhouseCoopers LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Free Writing Prospectus and the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. PriceWaterhouseCoopers LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus and the Prospectus Supplement.

(b)

To the extent statistical information with respect to the Mortgage Loan Seller’s servicing portfolio is included in the Free Writing Prospectus and the Prospectus Supplement under the caption “Servicing of the Mortgage Loans” and in Annex I thereto, letters from PriceWaterhouseCoopers LLP will be delivered to the Purchaser dated the date of the Free Writing Prospectus and the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 13.

Guaranty of SunTrust Bank.  SunTrust Bank hereby unconditionally guarantees to the Purchaser the full and timely payment of all amounts required to be paid by the Mortgage Loan Seller, and the full and timely performance of all of the obligations required to be performed by the Mortgage Loan Seller, under this Agreement.  It shall not be necessary for the Purchaser or its assigns to first pursue any remedy or exhaust any proceedings against the Mortgage Loan Seller, other than to demand payment or performance by the Mortgage Loan Seller, which payment or performance is not made for a period of three business days following demand therefor.  The release, waiver, modification or forbearance of any of the obligations (including payment obligations) of the Mortgage Loan Seller by the Purchaser or its assigns shall not act as a release, waiver, modification or forbearance of SunTrust Bank’s obligations pursuant to this guaranty.

SECTION 14.

Notices.  All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to SunTrust Mortgage, Inc., 901 Semmes Avenue, Richmond, Virginia 23224, Attention: Robert G. Partlow, with a copy to SunTrust Banks, Inc., 303 Peachtree St., NE, 36th Floor, Atlanta, Georgia 30308, Attention: Robert Partlow; notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Legal; and notices to SunTrust Bank shall be directed to SunTrust Bank, 303 Peachtree Street, NE, 26th Floor, Atlanta, Georgia 30308, Attention:  Tony D. Atkins; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15.

Transfer of Mortgage Loans.  The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller or SunTrust Bank, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13, 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

SECTION 16.

Termination.  This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17.

Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Replacement Mortgage Loan.

SECTION 18.

Severability.  If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19.

Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20.

Amendment.  This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 22.

Further Assurances.  Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23.

Successors and Assigns.

(a)

This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns. The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24.

The Mortgage Loan Seller.  The Mortgage Loan Seller will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 25.

Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26.

No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SUNTRUST MORTGAGE, INC.

By:

Name:

Title:

BEAR STEARNS ASSET BACKED
SECURITIES I LLC

By:

Name:

Title:

SUNTRUST BANK

By:

Name:

Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)

The original Mortgage Note, including any riders thereto, endorsed without recourse, in blank, and showing to the extent available to the Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

(ii)

the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)

unless the Mortgage Loan is a MOM Loan, an assignment in form and substance acceptable for recording, in blank, without recourse;

(iv)

an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Mortgage Loan Seller, with evidence of recording thereon;

(v)

the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(vi)

originals or copies of all available assumption, modification or substitution agreements, if any.

Provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I to the Pooling and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Trustee or its Custodian promptly after they are received. In the event that the Mortgage Loan Seller, the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, should the Mortgage Loan Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust.  In the event a Mortgage File is released to the Company or the Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2
MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(i)

the loan number;

(ii)

the loan group and the subgroup;

(iii)

the Servicer (or the Company, if it services the Mortgage Loan) and the Servicing Fee Rate;

(iv)

the Mortgage Rate in effect as of the Cut-off Date;

(v)

the LPMI Fee, if applicable;

(vi)

the Net Mortgage Rate in effect as of the Cut-off Date;

(vii)

the maturity date;

(viii)

the original principal balance;

(ix)

the Cut-off Date Balance;

(x)

the original term;

(xi)

the remaining term;

(xii)

the property type;

(xiii)

the MIN with respect to each Mortgage Loan; and

(xiv)

the Prepayment Charge, if any.

Such schedule shall also set forth the aggregate Group I Cut-off Date Principal Balance and Group II Cut-off Date Principal Balance for all of the related Mortgage Loans.

EXHIBIT 3

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 4

REVISED February 14, 2006

APPENDIX E – STANDARD & POOR’S PREDATORY LENDING CATEGORIES

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR’S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective October 1, 2002 – March 6, 2003
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq.	High Cost Home Loan

STANDARD & POOR’S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective March 22, 2001 and amended from time to time
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code	High Cost Home Loan

STANDARD & POOR’S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

STANDARD & POOR’S COVERED LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

STANDARD & POOR’S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan

STANDARD & POOR’S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	Moody’s	Fitch
I-A-1	Aaa	AAA
I-A-2	Aaa	AAA
I-A-3	Aaa	AAA
I-A-4	Aaa	AAA
IIA	Aaa	AAA
III-A	Aaa	AAA
III-S	Aaa	AAA
PO	Aaa	AAA
X	Aaa	AAA
B-1	Aaa	AA
B-2	A2	A
B-3	Baa2	BBB
A-R	Aaa	AAA

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Private Certificates

Class	Moody’s	Fitch
B-4	NR	BB
B-5	NR	B
B-6	NR	NR

SCHEDULE B

FINAL MORTGAGE LOAN SCHEDULE

[To be retained in a separate closing binder entitled “STALT 2006-1F Mortgage Loan Schedules” at McKee Nelson LLP]

EXHIBIT L

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

I.

The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:

Name:

Title:

EXHIBIT M

[Reserved]

EXHIBIT N

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions

Primary Servicer – transaction party having borrower contact

Master Servicer – aggregator of pool assets

Securities Administrator – waterfall calculator

Back-up Servicer – named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)

Custodian – safe keeper of pool assets

Trustee – fiduciary of the transaction

Note:  The definitions above describe the essential function that the party performs, rather than the party’s title.  So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:

X – obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Securities Admin	Custodian	Trustee (nominal)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT O

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 4.18.

Under Item 1 of Form 10-D: a) items marked “6.06 statement” are required to be included in the periodic Distribution Date statement under Section 6.06, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 6.06 statement, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.						(nominal)
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (6.06 Statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (6.06 Statement)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (6.06 Statement)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (6.06 Statement)

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

X (6.06 Statement)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (6.06 Statement)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (6.06 Statement)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (6.06 Statement)

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

X (6.06 Statement)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (6.06 Statement)

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

X (6.06 Statement)

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.

					X (6.06 Statement)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X	X (6.06 Statement)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X	X

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

			X	X	X (6.06 Statement)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (6.06 Statement)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (6.06 Statement)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X

information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

			X	X	X			X

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

								X	X
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X		X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X		X
	6	Significant Obligors of Pool Assets
		Item 1112(b) – Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
Determining applicable disclosure threshold
Requesting required financial information or effecting incorporation by reference
Item 1115(b) – Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Requesting required financial information or effecting incorporation by reference
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

			X	X	X		X	X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X		X	X	X

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian

			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 6.06 statement

				X	X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement		X	X		X	X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.18]						X
	6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.

			X	X	X		X	X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.					X
		Reg AB disclosure about any new securities administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

					X			X
		Reg AB disclosure about any new enhancement provider is also required.			X			X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	X					X
	7.01	Regulation FD Disclosure	X	X	X	X	X	X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) – Significant Obligor Financial Information						X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
Determining applicable disclosure threshold
Requesting required financial information or effecting incorporation by reference
Item 1115(b) – Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Requesting required financial information or effecting incorporation by reference

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X (with respect to Item 1119(a) affiliates only)
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator							X
		Custodian				X
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 – Servicer Compliance Statement	X	X

EXHIBIT P

Additional Disclosure Notification

Wells Fargo Bank, N.A. as Securities Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Fax: (410) 715-2380

E-mail:  cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services – STALT 2006-1F-SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 4.18 of the Pooling and Servicing Agreement, dated as of May 1, 2006, among SunTrust Mortgage, Inc., as Sponsor and Company, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and HSBC Bank USA, National Association as Trustee.  The Undersigned, as Securities Administrator, hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number:  [   ]; email address:  [   ].

[NAME OF PARTY]

as [role]

 By: __________________

Name:

Title:

EXHIBIT Q

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

(i)

(ii)

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.

The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.

The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.

Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.

Complete as applicable.  Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

*  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs > $1500 require explanation

*  REO repairs >$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

13.

The total of lines 1 through 12.

(iii)

Credits:

14-21.

Complete as applicable.  Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

   Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.

The total of lines 14 through 21.

Please Note:

For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.

The total derived from subtracting line 22 from 13.  If the amount represents a realized gain, show the amount in parenthesis (   ).

Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________

Date:  _______________

Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type:  REO Sale

 3rd Party Sale

Short Sale

Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown

Yes

    No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)

Actual Unpaid Principal Balance of Mortgage Loan

$ ______________

(1)

(2)

Interest accrued at Net Rate

 ________________

(2)

(3)

Accrued Servicing Fees

 ________________

(3)

(4)

Attorney's Fees

 ________________

(4)

(5)

Taxes (see page 2)

 ________________

(5)

(6)

Property Maintenance

________________

(6)

(7)

MI/Hazard Insurance Premiums (see page 2)

 ________________

(7)

(8)

Utility Expenses

 ________________

(8)

(9)

Appraisal/BPO

 ________________

(9)

(10)

Property Inspections

 ________________

(10)

(11)

FC Costs/Other Legal Expenses

 ________________

(11)

(12)

Other (itemize)

 ________________

(12)

Cash for Keys__________________________

 ________________

(12)

HOA/Condo Fees_______________________

 ________________

(12)

______________________________________

 ________________

(12)

Total Expenses

$ _______________

(13)

Credits:

(14)

Escrow Balance

$ _______________

(14)

(15)

HIP Refund

________________

(15)

(16)

Rental Receipts

________________

(16)

(17)

Hazard Loss Proceeds

________________

(17)

(18)

Primary Mortgage Insurance / Gov’t Insurance

________________

(18a) HUD Part A

________________           (18b) HUD Part B

(19)

Pool Insurance Proceeds

________________

(19)

(20)

Proceeds from Sale of Acquired Property

________________

(20)

(21)

Other (itemize)

________________

(21)

_________________________________________

________________

(21)

Total Credits

$________________

(22)

Total Realized Loss (or Amount of Gain)

$________________

(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Standard File Layout – Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•

ASUM-

Approved Assumption

•

BAP-

Borrower Assistance Program

•

CO-

   Charge Off

•

DIL-

   Deed-in-Lieu

•

FFA-

   Formal Forbearance Agreement

•

MOD-

   Loan Modification

•

PRE-

   Pre-Sale

•

SS-

   Short Sale

•

MISC-

Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•

Mortgagor

•

Tenant

•

Unknown

•

Vacant

The Property Condition field should show the last reported condition of the property as follows:

•

Damaged

•

Excellent

•

Fair

•

Gone

•

Good

•

Poor

•

Special Hazard

•

Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy